Exhibit 10.3

Execution Version
Certain identified information has been omitted from this document because (i) it is not material and is the type that the Company customarily and actually treats as private or confidential, and/or (ii) if disclosure would constitute a clearly unwarranted invasion of personal privacy and has been marked with “[***]” to indicate where omissions have been made.

CREDIT AGREEMENT
among
CP2 LNG HOLDINGS, LLC,
as the Borrower,
The Several Lenders
from Time to Time Party Hereto
and
THE BANK OF NOVA SCOTIA, HOUSTON BRANCH,
as Administrative Agent,
Dated as of July 28, 2025

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH and BANK OF AMERICA, N.A.
as Co-Lead Arrangers and Joint Bookrunners,

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH and BANK OF AMERICA, N.A., STANDARD CHARTERED BANK, NEW YORK, BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, BANCO SANTANDER, S.A., NEW YORK BRANCH, BARCLAYS BANK PLC, DEUTSCHE BANK AG, NEW YORK BRANCH, GOLDMAN SACHS BANK USA, ING CAPITAL LLC, JPMORGAN CHASE BANK, N.A., MIZUHO BANK, LTD., MUFG BANK, LTD., NATIONAL BANK OF CANADA, ROYAL BANK OF CANADA, SUMITOMO MITSUI BANKING CORPORATION, and WELLS FARGO BANK, N.A.,
as Coordinating Lead Arrangers
 ICBC STANDARD BANK PLC and REGIONS BANK,
as Joint Lead Arrangers

TABLE OF CONTENTS
Page

SECTION 1.    DEFINITIONS    1
Section 1.1    Defined Terms    1
Section 1.2    Other Definitional Provisions    31
Section 1.3    Timing of Payment or Performance    32
Section 1.4    Rates    32
SECTION 2.    LOANS    33
Section 2.1    Loans    33
Section 2.2    Borrowing Mechanics for Loans.    33
Section 2.3    Pro Rata Shares; Availability of Funds    34
Section 2.4    Use of Proceeds    35
Section 2.5    Evidence of Debt; Register; Lenders’ Books and Records; Notes    35
Section 2.6    Interest on Loans    36
Section 2.7    Conversion/Continuation    37
Section 2.8    Default Interest    38
Section 2.9    Voluntary Prepayments    38
Section 2.10    Mandatory Prepayments    39
Section 2.11    Application of Prepayments/Reductions    40
Section 2.12    General Provisions Regarding Payments    41
Section 2.13    Ratable Sharing    42
Section 2.14    Making or Maintaining Term SOFR Loans    42
Section 2.15    Increased Costs; Capital Requirements    44
Section 2.16    Taxes    45
Section 2.17    Obligation to Mitigate    49
Section 2.18    Removal or Replacement of a Lender    49
Section 2.19    Benchmark Replacement Setting    50
Section 2.20    Illegality    52
Section 2.21    Fees    52
SECTION 3.    REPRESENTATIONS AND WARRANTIES    53
Section 3.1    Financial Condition    53
Section 3.2    No Change    53
Section 3.3    Existence; Compliance with Law    53
Section 3.4    Power; Authorization; Enforceable Obligations    53
Section 3.5    No Legal Bar    54
Section 3.6    No Litigation    54
Section 3.7    No Default    54
Section 3.8    Ownership of Property; Liens    54
Section 3.9    Taxes    54
Section 3.10    Margin Regulations    54
Section 3.11    Nature of Business    55
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Section 3.12    ERISA    55
Section 3.13    Investment Company Act    55
Section 3.14    Subsidiaries; Capitalization    55
Section 3.15    Use of Proceeds    55
Section 3.16    Accuracy of Information, Etc.    55
Section 3.17    Security Documents    56
Section 3.18    Solvency    56
Section 3.19    Indebtedness and Liabilities    56
Section 3.20    Anti-Money Laundering and Anti-Corruption Laws; Sanctions    57
Section 3.21    Federal Taxpayer Identification Number    58
Section 3.22    Pari Passu Ranking    58
Section 3.23    No Employees    58
Section 3.24    Equator Principles    58
Section 3.25    Accounts    58
Section 3.26    Affected Financial Institutions    58
Section 3.27    Project Representations    58
SECTION 4.    CONDITIONS PRECEDENT    58
Section 4.1    Conditions to Closing Date    58
SECTION 5.    AFFIRMATIVE COVENANTS    62
Section 5.1    Financial Statements    62
Section 5.2    Certificates; Other Information    63
Section 5.3    Payment of Taxes and Other Obligations    65
Section 5.4    Conduct of Business and Maintenance of Existence; Compliance with Law    65
Section 5.5    Inspection of Property; Books and Records; Discussions    65
Section 5.6    Notices    65
Section 5.7    Maintenance of Lien; Further Assurances; Additional Collateral    66
Section 5.8    Auditors    66
Section 5.9    Separateness    67
Section 5.10    Use of Proceeds    67
Section 5.11    Sanctions; Anti-Corruption Laws    67
Section 5.12    Maintenance of Title    67
Section 5.13    Early Cargo Revenues    67
Section 5.14    Tax Treatment    68
Section 5.15    Interest Reserve Account    68
Section 5.16    Early Cargo Revenue Account    68
Section 5.17    VGCP2 Project Financing    68
Section 5.18    Additional Beneficial Ownership Certification    68
SECTION 6.    NEGATIVE COVENANTS    68
Section 6.1    Limitation on Indebtedness    68
Section 6.2    Limitation on Liens    69
Section 6.3    Limitation on Fundamental Changes    69
Section 6.4    Limitation on Disposition of Property    70

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Section 6.5    Limitation on Restricted Payments    70
Section 6.6    Limitation on Investments    70
Section 6.7    Limitation on Transactions with Affiliates    71
Section 6.8    Limitation on Amendments to Organizational Documents    71
Section 6.9    Limitation on Changes in Fiscal Periods or Accounting Policies    71
Section 6.10    Limitation on Negative Pledge Clauses    71
Section 6.11    No Employees    71
Section 6.12    Limitations on Joint Ventures and Subsidiaries    72
Section 6.13    Limitations on Changes in Nature of Business; Tax Matters    72
Section 6.14    Limitations on Sale and Leaseback Transactions    72
Section 6.15    Margin Regulations    72
Section 6.16    Anti-Money Laundering and Anti-Corruption Laws; Sanctions    72
Section 6.17    Limitation on Restrictions on Subsidiary Distributions    72
Section 6.18    Hedge Agreements    73
SECTION 7.    EVENTS OF DEFAULT    73
Section 7.1    Events of Default    73
Section 7.2    Application of Proceeds    76
SECTION 8.    THE ADMINISTRATIVE AGENT    77
Section 8.1    Appointment and Authority    77
Section 8.2    Rights as a Lender    77
Section 8.3    Exculpatory Provisions    77
Section 8.4    Reliance by Administrative Agent    79
Section 8.5    Delegation of Duties    80
Section 8.6    Resignation of Administrative Agent    80
Section 8.7    Non-Reliance on Administrative Agent and Other Lenders    81
Section 8.8    No Other Duties, Etc.    81
Section 8.9    Administrative Agent May File Proofs of Claim    81
Section 8.10    Collateral Matters    82
Section 8.11    Withholding Taxes    82
Section 8.12    Certain ERISA Matters    82
Section 8.13    Erroneous Payments    84
SECTION 9.    MISCELLANEOUS    85
Section 9.1    Amendments and Waivers    85
Section 9.2    Notices    87
Section 9.3    No Waiver; Cumulative Remedies    88
Section 9.4    Survival of Representations and Warranties    89
Section 9.5    Payment of Expenses; Indemnification    89
Section 9.6    Successors and Assigns; Participations and Assignments    90
Section 9.7    Adjustments; Set-off    93
Section 9.8    Counterparts; E-Signature    94
Section 9.9    Severability    94
Section 9.10    Integration    94

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Section 9.11    GOVERNING LAW    94
Section 9.12    Submission To Jurisdiction; Waivers    94
Section 9.13    Acknowledgments    95
Section 9.14    Confidentiality    96
Section 9.15    WAIVERS OF JURY TRIAL    97
Section 9.16    USA PATRIOT ACT    97
Section 9.17    Payments Set Aside    97
Section 9.18    Releases of Collateral    98
Section 9.19    Time    98
Section 9.20    Divisions    98
Section 9.21    Acknowledgement and Consent to Bail-In of Affected Financial Institutions 99
Section 9.22    Acknowledgement Regarding any Supported QFCs    99
Section 9.23    Limited Recourse    100

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SCHEDULES:

1.1A    Commitments
1.1B    Disqualified Lenders
1.1C    Disqualified Advisor List
3.8    Ownership of Property; Liens
3.17    UCC Filing Jurisdictions
4.1(e)    Closing Date Lien Searches
EXHIBITS:

A    Form of Compliance Certificate
B-1    Form of Closing Certificate
B-2    Form of Secretary’s Certificate
C    Form of Assignment and Acceptance
D-1    Form of Equity Bridge Loan Note
D-2    Form of Interest Reserve Loan Note
E-1    Form of United States Tax Compliance Certificate (For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
E-2    Form of United States Tax Compliance Certificate (For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
E-3    Form of United States Tax Compliance Certificate (For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
E-4    Form of United States Tax Compliance Certificate (For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
F    Form of Solvency Certificate
G-1    Form of Funding Notice
G-2    Form of Conversion/Continuation Notice
H    Form of Payoff Letter
I    Form of VGPL Certificate

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CREDIT AGREEMENT
CREDIT AGREEMENT, dated as of July 28, 2025 (this “Agreement”), among CP2 LNG HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”), the several banks and other financial institutions or entities from time to time party hereto in their capacity as lenders (the “Lenders”), and THE BANK OF NOVA SCOTIA, HOUSTON BRANCH, as administrative agent (in such capacity, together with any successor appointed in accordance with Section 8.6, the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, capitalized terms used in these recitals shall have the respective meanings set forth for such terms in Section 1.1;
WHEREAS, CP2 LNG Holdings Pledgor, LLC, a Delaware limited liability company (the “Pledgor”), owns 100% of the outstanding equity interests in the Borrower, which in turn owns 100% of the outstanding equity interests in CP2 LNG Pledgor, LLC, a Delaware limited liability company (the “Project Pledgor”), which in turn owns 100% of the outstanding equity interests in each of Venture Global CP2 LNG, LLC, a Delaware limited liability company (the “Project Borrower”), CP2 Procurement, LLC, a Delaware limited liability company (“CP2 Procurement”), and Venture Global CP Express, LLC, a Delaware limited liability company (“CP Express” and, collectively with the Borrower, CP2 Procurement, the Project Pledgor and the Project Borrower, the “VGCP2 Group Entities” and each, a “VGCP2 Group Entity”);
WHEREAS, the Lenders have agreed to extend to the Borrower (a) a secured equity bridge credit facility in an aggregate principal amount of $2,809,000,000 (the “Equity Bridge Facility”) and (b) a secured interest reserve credit facility in an aggregate principal amount of $191,000,000 (the “Interest Reserve Facility” and, collectively with the Equity Bridge Facility, the “Facilities”); and
WHEREAS, the Borrower has requested that Lenders lend to the Borrower (a) Equity Bridge Loans, the proceeds of which will be (A) first, contributed by the Borrower to the Project Pledgor, (B) second, contributed by the Project Pledgor to the Project Borrower, (C) third, deposited by the Project Borrower in the Construction Account of the Project Borrower as an equity contribution and (D) thereafter, (i) on the Closing Date used to repay in full the indebtedness under the CP2 Pre-FID Bridge Facility and (ii) thereafter, applied by the Project Borrower (on behalf of itself and the Project Guarantors) to pay Project Costs then due and payable in accordance with the Project Financing Documents, and (b) Interest Reserve Loans, the proceeds of which will be used by the Borrower to pay interest, fees and other expenses in connection with the Facilities.
NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto agree as follows:

SECTION 1.    DEFINITIONS
Section 1.1    Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.
“Account Control Agreements” means, collectively, (a) the Deposit Account Control Agreement (ECR Account), dated as of the Closing Date, among the Borrower, Bank of America, N.A., as intermediary, and the Administrative Agent, which such agreement is entered into in respect of the ECR Account; (b) the Deposit Account Control Agreement (Interest Reserve Account), dated as of the Closing Date, among the Borrower, Bank of America, N.A., as intermediary, and the Administrative Agent, which such agreement is entered into in respect of the Interest Reserve Account; and (c) any account control agreement (in form and substance satisfactory to the Administrative Agent) entered into in respect of the Prepayment Account or any successor account of any of the Collateral Accounts.
“Administrative Agent” has the meaning assigned to such term in the preamble hereto.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Lender” means (a) the Required Lenders, if the Required Lenders determine that Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan pursuant to Section 2.14(a)(ii), (b) all Lenders, if the Administrative Agent determines that “Term SOFR” cannot be determined pursuant to the definition thereof pursuant to Section 2.14(a)(i) and (c) such Lender, if any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate or Term SOFR, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate or Term SOFR pursuant to Section 2.20.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
“Agent” means the Administrative Agent and any other Person appointed under the Loan Documents to serve in an agent or similar capacity.
“Agent Parties” has the meaning assigned to such term in Section 9.2.
“Aggregate Amounts Due” has the meaning assigned to such term in Section 2.13.
“Agreement” has the meaning assigned to such term in the preamble.

“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, and all similar laws, rules, and regulations of any jurisdiction applicable to the Pledgor or any VGCP2 Group Entity concerning or relating to bribery or corruption.
“Anti-Money Laundering Laws” has the meaning assigned to such term in Section 3.20(a).
“Applicable Margin” means, with respect to any Term SOFR Loan or Base Rate Loan, the applicable rate per annum set forth below, under the caption “Term SOFR Loan” or “Base Rate Loan”, respectively:

Term SOFR Loan:	Base Rate Loan:
3.50%	2.50%
“Approved Owner” means any Person that, directly or through an Affiliate, (a) either (i) has an Investment Grade rating or (ii) is a Person that has a tangible net worth or assets under management of at least $5 billion; provided that, any Approved Owner shall satisfy applicable “know your customer” requirements of the Lenders and (b) is in compliance with the requirements of the PATRIOT Act (including applicable, and uniformly applied, “know your customer” regulations) and all other applicable Anti-Money Laundering Laws.
“Arrangers” means the Coordinating Lead Arrangers and the Joint Lead Arrangers.
“Asset Sale Distributions” means Net Cash Proceeds (as defined in the Common Terms Agreement) received by the Project Borrower or any Project Guarantor from the sale of Project Property (as defined in the Common Terms Agreement) and distributed to and actually received by the Borrower from any other VGCP2 Group Entity.
“Assignee” has the meaning assigned to such term in Section 9.6.
“Assignment and Acceptance” means an agreement substantially in the form of Exhibit C.
“Assignor” has the meaning assigned to such term in Section 9.6.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.19(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 and codified as 11 U.S.C. Section 11 et seq.
“Base Case Projections” has the meaning assigned to such term in Section 4.1(p).
“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the sum of (i) Term SOFR for a one-month interest period in effect on such day plus (ii) the difference between the Applicable Margin for Term SOFR Loans and the Applicable Margin for Base Rate Loans. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or Term SOFR, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 2.15 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant thereto), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Base Rate as determined pursuant to the foregoing would be less than 1.0%, such rate shall be deemed to be 1.0% for purposes of this Agreement.
“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that, if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.19(a).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that, such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date, will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.19 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.19.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”
“Benefited Lender” has the meaning assigned to such term in Section 9.7(a).
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Borrower” has the meaning assigned to such term in the preamble hereto.
“Borrower Materials” has the meaning assigned to such term in Section 9.2.
“Business Day” means any day other than a Saturday or a Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in New York, New York; provided, that, when used in connection with a Term SOFR Loan, or any other calculation or determination involving SOFR, the term “Business Day” means any day that is only a U.S. Government Securities Business Day.
“Capital Lease” means any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet under GAAP.
“Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any Capital Lease and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.
“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing, but excluding debt convertible or exchangeable into such capital stock or equivalent ownership interests.
“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six (6) months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000 as of the date of acquisition thereof; (c) commercial paper of an issuer rated in the United States at least A-2 by S&P or P-2 by Moody’s as of the date of acquisition thereof or an equivalent thereof by any other nationally recognized rating agency as of the date of acquisition thereof, if both named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six (6) months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than thirty (30) days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, province, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s as of the date of acquisition thereof; (f) securities with maturities of six (6) months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; and (g) shares of money market mutual or similar funds which invest in assets substantially all of which satisfy the requirements of clauses (a) through (f) of this definition.
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.
“Change of Control” means that:
(a)    the Sponsor shall cease to, directly or indirectly, maintain voting or managerial control of the Pledgor;
(b)    the Sponsor and any Approved Owners, collectively, shall cease to, directly or indirectly, beneficially own 100% of the outstanding Capital Stock of the Pledgor;
(c)    the Pledgor shall cease to own, directly or indirectly, 100% of the outstanding Capital Stock of the Borrower; or
(d)    the Borrower shall cease to own, directly or indirectly, 100% of the outstanding Capital Stock of the Project Pledgor, Project Borrower or any Project Guarantor.

“Closing Date” means the date on which the Equity Bridge Loans and the Interest Reserve Loans are made, subject to the satisfaction or waiver by the Administrative Agent and the Initial Lenders of the conditions precedent set forth in Section 4.1.
“Co-Lead Arrangers” means Bank of America, N.A. and The Bank of Nova Scotia, Houston Branch.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means any Property of any Loan Party, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.
“Collateral Accounts” means, collectively, the ECR Account, the Interest Reserve Account and the Prepayment Account (as and when the Prepayment Account is established).
“Commitment” means (a) an Equity Bridge Commitment or (b) an Interest Reserve Commitment (as the context requires) and “Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Commitment is set forth on Schedule 1.1A. The aggregate amount of the Commitments as of the Closing Date is $3,000,000,000.
“Common Terms Agreement” means the Common Terms Agreement, dated as of the date hereof, entered into by the Project Borrower, the Project Guarantor, the credit facility agent thereunder, each other facility agent on behalf of its respective facility lenders and the Intercreditor Agent, in connection with the Project Financing.
“Commonly Controlled Entity” means an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001(a)(14) of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.
“Compliance Certificate” means a certificate duly executed by a Responsible Officer of the Borrower, substantially in the form of Exhibit A.
“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.14(b) and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Construction Account” has the meaning assigned to such term in the Common Terms Agreement.
“Construction Budget and Schedule” has the meaning assigned to such term in Section 4.1(p).
“Contingent Equity Contribution Agreement” means the Contingent Equity Contribution Agreement, dated as of the date hereof, by and among the Sponsor, the Borrower and the Administrative Agent.
“Contractual Obligation” means as to any Person, any provision of any security issued by such Person or any obligation under any agreement, instrument or other written undertaking to which such Person is a party or by which it or any of its Property is bound.
“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.
“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit G-2.
“Coordinating Lead Arrangers” means Bank of America, N.A., The Bank of Nova Scotia, Houston Branch, Standard Chartered Bank, New York, Banco Bilbao Vizcaya Argentaria, S.A. New York Branch, Banco Santander, S.A., New York Branch, Barclays Bank PLC, Deutsche Bank AG, New York Branch, Goldman Sachs Bank USA, ING Capital LLC, JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd., MUFG Bank, Ltd., National Bank of Canada, Royal Bank of Canada, Sumitomo Mitsui Banking Corporation, and Wells Fargo Bank, N.A.
“Covered Entity” means any of the following:
(a)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(b)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(c)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to such term in Section 9.22.
“CP Express” has the meaning given in the preamble hereto.
“CP Express Pipeline” means the approximately 85.4-mile-long mainline natural gas pipeline from Jasper County, Texas to Cameron Parish, Louisiana, an approximately 6.0-mile-long lateral pipeline in Calcasieu Parish, Louisiana, and related facilities connecting the VGCP2 Project Phase 1 facility to the existing interstate and intrastate natural gas pipeline system to receive feed gas for liquefaction and the power plant, in each case, as described in the application filed by CP Express, pursuant to Section 7(c) of the NGA, and its subsequent filings, in FERC Docket No. CP22-22.
“CP2 Pre-FID Bridge Facility” means that certain Credit and Guaranty Agreement, dated as of May 1, 2025, by and between Project Borrower and Project Guarantors, the lenders party thereto from time to time, and Sumitomo Mitsui Banking Corporation, as administrative agent.
“CP2 Procurement” has the meaning given in the preamble hereto.
“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any of the events or conditions specified in Section 7.1, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Disposition” means with respect to any Property, any sale, lease, license, sale and leaseback, assignment, conveyance, transfer, exchange or other disposition thereof (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; and the terms “Dispose” and “Disposed of” shall have correlative meanings.
“Disqualified Advisor” means (a) unless otherwise consented to by the Borrower in writing (including email) any Person set forth by the Borrower on Schedule 1.1C as of the Closing Date (the “Disqualified Advisor List”), as updated from time to time by the Borrower by written notice to the Administrative Agent to add any counsel, consultants or other advisors of the Borrower or (b) any clearly identifiable (solely on the basis of its name or as identified by the Borrower to the Administrative Agent) Affiliate of the entities described in clause (a); provided that, no updates or additions to the Disqualified Advisor List shall be effective until the date that is three (3) Business Days after such amended Disqualified Advisor List is disclosed to the

Lenders in accordance with Section 9.2; provided further that, any designation as a “Disqualified Advisor” shall not apply retroactively.
“Disqualified Capital Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Capital Stock which is not otherwise Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof (other than solely for Capital Stock which is not otherwise Disqualified Capital Stock), in whole or in part, (c) requires the scheduled payment of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Capital Stock, in each case, prior to the date that is ninety-one (91) days after the Maturity Date.
“Disqualified Lender” means (a) any Person set forth by the Borrower on Schedule 1.1B, which may be updated from time to time by the Borrower by three (3) Business Days’ prior written notice to the Administrative Agent to add (i) any competitor of the Project Borrower, any Project Guarantor or their Affiliates, (ii) so long as, on any applicable date, no Event of Default has occurred and is continuing, any Person that has been, or has threatened to be, in material litigation with, any VGCP2 Group Entity or their Affiliates in respect of the Project or other LNG liquefactions facilities or (iii) any investment fund (or their portfolio companies) or (b) any clearly identifiable (solely on the basis of its name or as identified by the Borrower to the Administrative Agent) Affiliate of the entities described in clause (a), excluding any bona fide debt fund affiliate of such Person that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding, or otherwise investing in commercial loans, bonds, and similar extensions of credit or securities in the ordinary course of its business; provided that, any designation as a “Disqualified Lender” shall not apply retroactively to any then current Lenders or any entity that has acquired an assignment or participation interest in any Loans in accordance with and under this Agreement.
“Dollars” and “$” means dollars in lawful currency of the United States of America.
“Early Cargo Projections” has the meaning assigned to such term in Section 4.1(p).
“Early Cargo Revenues” has the meaning assigned to such term in the Contingent Equity Contribution Agreement.
“ECR Account” has the meaning assigned to such term in Section 4.1(u) or any successor securities or deposit account opened after the Closing Date that is, within thirty (30) days after such opening, subject to an Account Control Agreement (provided that, such successor account shall not have any funds on deposit therein, or credited thereto, unless and until such account is subject to an Account Control Agreement).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, the Borrower or any of its Commonly Controlled Entities and for which the Borrower could reasonably be expected to have any liability.
“Environment” means soil, land, surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, wetlands, estuaries and canals), groundwater, drinking water, sediments, ambient air, plant and animal life, and any other environmental medium or natural resource.
“Environmental Claim” means any investigation, notice, notice of violation, claim, action, cause of action, suit, proceeding, demand, abatement order, or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising out of, based on, resulting from or relating to (a) circumstances forming the basis of any actual or alleged violation of any Environmental Law; (b) the presence, Release of, or exposure to, any Hazardous Materials; or (c) any other matters covered or regulated by, or for which liability is imposed under, Environmental Laws.
“Environmental Laws” means any and all applicable Laws relating to pollution, the protection, restoration or remediation of or prevention of harm to the Environment or natural resources, or the protection of human health and safety from the presence of Hazardous Materials, including Laws relating to: (a) the exposure to, or Releases or threatened Releases of, Hazardous Materials; (b) the generation, manufacture, processing, distribution, use, treatment, containment, disposal, storage, transport or handling of Hazardous Materials; or (c) recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials.
“Equator Principles” means the principles named “Equator Principles – A financial industry benchmark for determining, assessing and managing environmental and social risk in projects” adopted by various financing institutions in the form dated July 2020 and available at: https://equator-principles.com/wp-content/uploads/2021/02/The-Equator-Principles-July-2020.pdf.
“Equity Bridge Commitment” means the commitment of a Lender to make or otherwise fund an Equity Bridge Loan and “Equity Bridge Commitments” means such commitments of all

Lenders in the aggregate. The amount of each Lender’s Equity Bridge Commitment is set forth on Schedule 1.1A. The aggregate amount of the Equity Bridge Commitments as of the Closing Date is $2,809,000,000.
“Equity Bridge Facility” has the meaning assigned to such term in the recitals hereto.
“Equity Bridge Loan” means a loan made by a Lender to the Borrower pursuant to Section 2.1(b).
“Equity Bridge Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Equity Bridge Loans of such Lender; provided that, at any time prior to the making of the Equity Bridge Loans, the Equity Bridge Loan Exposure of any Lender shall be equal to such Lender’s Equity Bridge Commitment.
“Equity Bridge Loan Note” means a promissory note in the form of Exhibit D-1, as it may be amended, restated, supplemented or otherwise modified from time to time.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any Person, or trade or business that is a member of any group of organizations: (a) described in Section 414(b), (c), (m) or (o) of the Code of which the Borrower is a member and (b) solely for purposes of potential liability under Section 302(b) of ERISA and Section 412(b) of the Code and the lien created under Section 303(k) of ERISA and Section 430(k) of the Code, described in Section 414(m) or (o) of the Code of which the Borrower is a member.
“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Borrower or any of its Commonly Controlled Entities from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which would constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on the Borrower or any of its Commonly Controlled Entities pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of the Borrower or any of its Commonly Controlled Entities in a complete or partial withdrawal from any Multiemployer Plan if there is any liability therefor, or the receipt by the Borrower or any of its Commonly Controlled Entities of notice from any Multiemployer Plan that it is insolvent pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on the Borrower or any of its Commonly Controlled Entities of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against the Borrower or any of its Commonly Controlled Entities in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code; or (xi) the imposition of a lien pursuant to Section 430(k) of the Code or ERISA or a violation of Section 436 of the Code.
“Erroneous Payment” has the meaning assigned to it in Section 8.13(a).
“Erroneous Payment Notice” has the meaning assigned to it in Section 8.13(b).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default” means any of the events or conditions specified in Section 7.1; provided that, any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations of the SEC promulgated thereunder.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (A) Taxes imposed on or measured by net income (however denominated), branch profits Taxes, and franchise Taxes, in each case (x) imposed on any Recipient as a result of such Recipient being organized under the laws of, or having its principal office or applicable lending office located in, the jurisdiction of the Governmental Authority imposing such Tax (or any political subdivision thereof), or (y) that are Other Connection Taxes; (B) Taxes imposed on any Recipient that are attributable to such Recipient’s failure to comply with the requirements of clause (f), (g), (h), (i) or (j) of Section 2.16; (C) with respect to any Lender, any U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to any Law in effect at the time such Lender acquires such interest in a Loan or Commitment (other than pursuant to an assignment requested by the Borrower under Section 2.18) (or changes its applicable lending office) except in each case to the extent that (x) such Lender’s assignor was entitled, immediately prior to the assignment to such Lender, to additional amounts in respect of such withholding Tax, or (y) such Lender was entitled, immediately prior to such change in applicable lending office, to additional amounts in respect of such withholding Tax; and (D) any Taxes that are imposed pursuant to FATCA.

“Facilities” has the meaning assigned to such term in the recitals hereto.
“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement, treaty or convention entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or official practices adopted pursuant to such intergovernmental agreement and implementing any of the foregoing.
“FCPA” has the meaning assigned to such term in Section 3.20(a).
“Federal Funds Effective Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate. If the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.
“Fee Letters” means (a) the fee letter, dated as of the date hereof, between the Borrower and the Administrative Agent, (b) each fee letter, dated as of the date hereof, between the Borrower and each Lender and/or Arranger, (c) the account bank fee letter, dated as of the date hereof, between the Borrower and Bank of America, N.A., and (d) the engagement letter, dated as of June 30, 2025, between the Borrower and the Co-Lead Arrangers.
“Fees” means, collectively, each of the fees payable by the Borrower for the account of any Lender, any Arranger, Bank of America, N.A., as account bank, or the Administrative Agent hereunder, under any Fee Letter or under any other Loan Document.
“FERC” means the Federal Energy Regulatory Commission, and any successor entity performing similar functions.
“Fitch” means Fitch Ratings Ltd. or any successor thereto.
“Floor” means a rate of interest equal to 0.0%.
“Funding Notice” means a notice substantially in the form of Exhibit G-1.
“Funds Flow Memorandum” means that certain funds flow memorandum to be delivered in respect of the Loans (and the initial application of the proceeds thereof) on the Closing Date.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.
“Gas” means any hydrocarbon or mixture of hydrocarbons consisting predominantly of methane which is in a gaseous state.
“Governmental Authority” means any federal, state, provincial, municipal, national or other government, governmental department, commission, board, bureau, authority, court, central bank, agency, regulatory body, instrumentality, political subdivision thereof, entity, officer or examiner exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign nation, entity or government or any political subdivision thereof (including any supranational bodies such as the European Union or the European Central Bank).
“Guarantee Obligation” means as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees or in effect guarantees any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (a) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase or lease Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided that, the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business or indemnification obligations incurred in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made (or, if expressly stated in the relevant document, such lesser amount at which such Guarantee Obligation may be limited), or if not stated or determinable, the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.
“Hazardous Materials” means any material, substance, chemical, or waste (or combination thereof) that (a) is listed, defined, designated, regulated or classified as hazardous, toxic, radioactive, dangerous, a pollutant, a contaminant, oil, petroleum, a petroleum product, asbestos, urea formaldehyde, radioactive material, polychlorinated biphenyls, toxic mold or words of similar meaning or effect under any Law relating to pollution, waste, human health and safety or the environment; or (b) can form the basis of any liability under any Law relating to pollution, waste, human health and safety or the environment.
“Hedge Agreements” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master derivatives agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Illegality Notice” has the meaning assigned to such term in Section 2.20.
“Increased Cost Lender” has the meaning assigned to such term in Section 2.18.
“Indebtedness” means of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than accounts payable and accrued expenses incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person, (e) all Capital Lease Obligations of such Person, (f) the maximum amount of all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit, surety bond or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Disqualified Capital Stock of such Person, (h) all Synthetic Debt and Synthetic Lease Obligations of such Person, (i) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (h) above, (j) all obligations of the kind referred to in clauses (a) through (i) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and (k) all obligations (after giving effect to netting) of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.
“Indemnified Liabilities” has the meaning assigned to such term in Section 9.5(a).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” has the meaning assigned to such term in Section 9.5(a).
“Information” has the meaning assigned to such term in Section 9.14.
“Initial Lenders” means each Person listed as a Lender in Schedule 1.1A as of the Closing Date, in their capacities as Lenders.
“Intercreditor Agent” has the meaning assigned to such term in the Common Terms Agreement.
“Interest Payment Date” means with respect to (a) any Loan that is a Base Rate Loan, the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Closing Date and the final maturity date of such Loan and (b) any Loan that is a Term SOFR Loan, the last day of each Interest Period applicable to such Loan and the final maturity date of such Loan; provided that, in the case of each Interest Period of longer than three (3) months “Interest Payment Date” shall also include each date that is three (3) months, or an integral multiple thereof, after the commencement of such Interest Period.
“Interest Period” means in connection with a Term SOFR Loan, an interest period of one, three (3) or six (6) months (in each case, subject to the availability thereof), as selected by the Borrower in the applicable Funding Notice or Conversion/Continuation Notice, (a) initially, commencing on the Closing Date and ending on September 30, 2025; and (b) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided that, (i) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) of this definition, end on the last Business Day of a calendar month; (iii) no Interest Period with respect to any portion of Loans shall extend beyond the Maturity Date; and (iv) no tenor that has been removed from this definition pursuant to Section 2.19(d) shall be available for specification in such Funding Notice or Conversion/Continuation Notice.
“Interest Rate Hedge Agreements” means any Hedge Agreement in respect of an interest rate swap, collar, put or cap, or other interest rate protection arrangement.

“Interest Reserve Account” has the meaning assigned to such term in Section 4.1(t) or any successor securities or deposit account opened after the Closing Date that is, within thirty (30) days after such opening, subject to an Account Control Agreement (provided that, such successor account shall not have any funds on deposit therein, or credited thereto, unless and until such account is subject to an Account Control Agreement).
“Interest Reserve Commitment” means the commitment of a Lender to make or otherwise fund an Interest Reserve Loan and “Interest Reserve Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Interest Reserve Commitment is set forth on Schedule 1.1A. The aggregate amount of the Interest Reserve Commitments as of the Closing Date is $191,000,000.
“Interest Reserve Facility” has the meaning assigned to such term in the recitals hereto.
“Interest Reserve Loan” means a loan made by a Lender to the Borrower pursuant to Section 2.1(a).
“Interest Reserve Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Interest Reserve Loans of such Lender; provided that, at any time prior to the making of the Interest Reserve Loans, the Interest Reserve Loan Exposure of any Lender shall be equal to such Lender’s Interest Reserve Commitment.
“Interest Reserve Loan Note” means a promissory note in the form of Exhibit D-2, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Interpolated Term SOFR” means, for purposes of any calculation of Term SOFR for a Term SOFR Loan, the rate which results from interpolating on a linear basis between:
(a) (i) for any Interest Period for a duration longer than one-month (other than three (3) months or (6) six months), the most recent applicable Term SOFR (determined pursuant to clause (a) of the definition thereof) for the longest period (for which Term SOFR is available) which is less than the Interest Period of that Loan and (ii) for any Interest Period for a duration of less than one (1) month, SOFR as of such date of determination; and
(b) the most recent applicable Term SOFR (determined pursuant to clause (a) of the definition thereof) for the shortest period (for which Term SOFR is available) which is greater than the Interest Period of that Loan;
provided that, when determining the Interpolated Term SOFR for an Interest Period for a duration of less than one (1) month, the Interpolated Term SOFR shall be the Term SOFR Loans with an Interest Period of one (1) month.
“Investment Grade” means two long-term unsecured credit ratings that are equal to or better than (a) Baa3 by Moody’s, (b) BBB− by S&P, (c) BBB− by Fitch, or (d) any comparable credit ratings by any other nationally recognized statistical rating organizations.

“Investments” means as to any Person, any direct or indirect investment by such Person, including by means of (a) the purchase or other acquisition of Capital Stock or debt or other securities of another Person, (b) a loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution to, guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person.
“Joint Lead Arrangers” means ICBC Standard Bank PLC and Regions Bank.
“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.
“Law” means all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, any Governmental Authority.
“Lenders” has the meaning assigned to such term in the preamble hereto.
“Lender Counterparty” means the Arrangers, the Lenders, the Administrative Agent and each of their respective Affiliates counterparty to an Interest Rate Hedge Agreement, if any (including any Person who is an Arranger, a Lender, or the Administrative Agent (or an Affiliate of an Arranger, a Lender or the Administrative Agent) as of the date of entering into such Interest Rate Hedge Agreement but subsequently ceases to be (or whose Affiliate ceases to be) an Arranger, a Lender or the Administrative Agent, as the case may be).
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, right of retention, encumbrance, easement, right-of-way or other encumbrance on title to real property, lien (statutory or other), charge or other security interest (including any conditional or installment sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing).
“LNG” means Gas in a liquid state at or below its boiling point at a pressure of approximately one atmosphere.
“Loan” means an Equity Bridge Loan and/or an Interest Reserve Loan, as the context requires, and “Loans” means, collectively, the Equity Bridge Loans and the Interest Reserve Loans.

“Loan Documents” means this Agreement, the Fee Letters, the Security Documents, the Contingent Equity Contribution Agreement, the Equity Bridge Loan Notes and the Interest Reserve Loan Notes.
“Loan Exposure” means, with respect to any Lender, such Lender’s Equity Bridge Loan Exposure and Interest Reserve Loan Exposure, collectively.
“Loan Parties” means, collectively, the Borrower and the Pledgor.
“Margin Stock” has the meaning specified in Regulation U.
“Material Adverse Effect” means any act, event, condition or circumstance which materially impairs (a) the business, assets, properties, liabilities or condition of the Loan Parties and other VGCP2 Group Entities taken as a whole, (b) the ability of any Loan Party to perform its obligations under any Loan Document, (c) the ability of any VGCP2 Group Entity to perform its obligations under any of the Project Financing Documents, (d) the ability of the Project Borrower or any Project Guarantor to perform its material obligations under the Material Project Agreements (as defined in the Common Terms Agreement) to which it is a party, taken as a whole, as and when such obligations are to be performed, (e) the ability of VGPL to generate Early Cargo Revenues or make distributions with the proceeds thereof, (f) the validity or enforceability of any Loan Document or the rights or remedies of each Lender under any Loan Document or (g) the security interests of the Secured Parties.
“Material Indebtedness” means Indebtedness for borrowed money of the Sponsor in an aggregate principal amount of $200,000,000 or more.
“Maturity Date” means the earlier of (a) July 28, 2028 and (b) the date on which all Loans shall become due and payable in full hereunder, whether by acceleration or otherwise; provided that, in each case, if such date is not a Business Day, then the applicable Maturity Date shall be the immediately preceding Business Day.
“Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means a plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA with respect to which the Borrower or any Commonly Controlled Entity has an obligation to make contributions or has any actual or contingent liability.
“Net Cash Proceeds” means (a) in connection with any Asset Sale Distributions, any Recovery Event or any Termination/Amendment Payment Event, the proceeds thereof in the form of cash and Cash Equivalents actually received by the Borrower (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when such cash or Cash Equivalents is received) of such Asset Sale Distributions, Recovery Event or Termination/Amendment Payment Event, net of (i) attorneys’ fees, accountants’ fees, investment banking fees and brokerage and sales commissions paid to third parties that are not Affiliates of the Borrower, (ii) amounts required to be applied to the repayment of Indebtedness or other

Contractual Obligation secured by a Lien permitted hereunder on any asset which is the subject of such Asset Sale Distributions, Recovery Event or Termination/Amendment Payment Event (other than any Lien pursuant to a Security Document), and all accrued interest, premiums and fees incurred and payable in connection with the repayment of such Indebtedness or other Contractual Obligation, and (iii) Taxes paid or reasonably estimated to be payable as a result thereof; and (b) in connection with any issuance or sale of debt or equity securities or instruments or the incurrence of Indebtedness, the cash proceeds actually received from such issuance or incurrence, net of any required reserves, reasonable attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith; provided that, for the avoidance of doubt, any Net Cash Proceeds shall be net of any payments due and payable by any VGCP2 Group Entity under the Project Financing and net of any reinvestments permitted thereby.
“NGA” means the Natural Gas Act of 1938, 15 U.S.C. §717 et seq., as amended, and the regulations of FERC or the US Department of Energy (as applicable) promulgated thereunder.
“Non-Consenting Lender” has the meaning assigned to such term in Section 2.18.
“Non-Public Information” means material non-public information (within the meaning of United States federal, state or other applicable securities laws) with respect to the Borrower, any of its Affiliates, or their securities.
“Non-Recourse Parties” has the meaning assigned to such term in Section 9.23.
“Obligations” means the collective reference to the unpaid principal of and interest on the Loans, and all other obligations and liabilities of the Borrower (including interest accruing at the then applicable rate provided herein after the maturity of the Loans and interest, fees and expenses accruing after the filing of any petition in bankruptcy (or which, but for the filing of such petition, would be accruing), the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest, fees or expenses is allowed or allowable in such proceeding) to any Agent, any Lender or any Lender Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which arise under, out of, or in connection with, this Agreement, the Security Agreement or the other Loan Documents, any Secured Hedge Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise. “Obligation” shall not include (or be construed to include) Excluded Swap Obligations (as such term is defined in the Security Agreement).
“Other Connection Taxes” means with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than any connection arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to and/or enforced any Loan Document).

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes arising from any payment made hereunder or under any other Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (and any interest, additions to Tax or penalties applicable thereto), except any such Taxes that are Other Connection Taxes imposed as a result of an assignment by a Lender (other than an assignment made pursuant to Section 2.18).
“Participant” has the meaning assigned to such term in Section 9.6(b).
“Participant Register” has the meaning assigned to such term in Section 9.6(b).
“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“Payor” has the meaning assigned to it in Section 2.3(b).
“Pension Plan” means a “pension plan,” as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Plan), and to which the Borrower may have liability, including any liability by reason of the Borrower’s (a) being jointly and severally liable for liabilities of any Commonly Controlled Entity in connection with such Pension Plan, (b) having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or (c) being deemed to be a contributing sponsor under section 4069 of ERISA.
“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Permit” means any permit, license, approval, consent, order, certificate, judgment, writ, award, determination, direction, decree, registration, notification, authorization, franchise, privilege, grant, waiver, exemption and other similar concession or bylaw, rule or regulation of, by or from any Governmental Authority.
“Permitted Assignee” means (a) an existing Lender, (b) any Affiliate of a Person listed in clause (a), or (c) any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans (excluding in each such case any Disqualified Lender).
“Permitted Business” has the meaning assigned to such term in Section 3.11.
“Person” means an individual, general partnership, limited partnership, limited liability partnership, corporation, limited liability company, unlimited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
“Platform” has the meaning assigned to such term in Section 5.2.

“Pledged Equity” means (a) 100% of the Capital Stock owned by the Pledgor in the Borrower and (b) 100% of the Capital Stock owned by the Borrower in the Project Pledgor.
“Pledgor” has the meaning assigned to such term in the recitals hereto.
“Prepayment Account” has the meaning assigned to such term in Section 2.10(i) or any successor securities or deposit account opened after the Closing Date with Bank of America, N.A. or such other financial institution as is reasonably acceptable to the Administrative Agent that is, within thirty (30) days after such opening, subject to an Account Control Agreement (provided that, such successor account shall not have any funds on deposit therein, or credited thereto, unless and until such account is subject to an Account Control Agreement).
“Prime Rate” means the rate of interest quoted in the print edition of The Wall Street Journal, Money Rates Section as the Prime Rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.
“Principal Office” means the Administrative Agent’s “Principal Office” as set forth in Section 9.2, or such other office or office of a third party or sub-agent, as appropriate, as the Administrative Agent may from time to time designate in writing to the Borrower and each Lender.
“Private Side Information” has the meaning assigned to such term in Section 5.2.
“Pro Rata Share” means, with respect to any Lender, the percentage obtained by dividing (i) the Loan Exposure of such Lender by (ii) the aggregate Loan Exposure of all Lenders.
“Project” means, collectively, the VGCP2 LNG Project and the CP Express Pipeline.
“Project Borrower” has the meaning assigned to such term in the recitals hereto.
“Project Collateral Agent” has the meaning assigned to the term “Collateral Agent” in the Common Terms Agreement.
“Project Costs” has the meaning assigned to such term in the Common Terms Agreement.
“Project Financing” means one or more senior secured credit facilities entered into by the Project Borrower and/or any Project Guarantors in connection with the financing of all or a portion of the engineering, procurement, construction, testing, commissioning, completing, insuring, operating and maintaining the VGCP2 Project Phase 1.
“Project Financing Closing” means the closing date on which a Project Financing occurs.
“Project Financing Documents” has the meaning assigned to the term “Finance Documents” in the Common Terms Agreement.

“Project Guarantors” means CP2 Procurement and CP Express.
“Project Obligors” means the Project Guarantors and the Project Borrower.
“Project Pledgor” has the meaning assigned to such term in the recitals hereto.
“Property” means any right or interest in or to property of any kind whatsoever, whether real or immovable, personal or moveable or mixed and whether tangible or intangible, corporeal or incorporeal, including Capital Stock.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lenders” means Lenders that do not wish to receive Non-Public Information with respect to the Borrower or any of its Affiliates or their securities.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to such term in Section 9.22.
“Recipient” means (a) the Administrative Agent, (b) any Lender or (c) any Arranger, as applicable.
“Recovery Event” means the actual receipt of any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Project Borrower.
“Register” has the meaning assigned to such term in Section 2.5(b).
“Regulation D” means Regulation D of the Federal Reserve Board as in effect from time to time.
“Regulation T” means Regulation T of the Federal Reserve Board as in effect from time to time.
“Regulation U” means Regulation U of the Federal Reserve Board as in effect from time to time.
“Regulation X” means Regulation X of the Federal Reserve Board as in effect from time to time.
“Related Fund” means with respect to any Lender, any fund that (x) invests in commercial loans and (y) is managed or advised by the same investment advisor as such Lender, by such Lender or an Affiliate of such Lender.

“Related Parties” means with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or emanating or migrating of any Hazardous Materials into, onto or through the Environment.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“Replacement Lender” has the meaning assigned to such term in Section 2.18.
“Required Lenders” means one or more Lenders having an aggregate Loan Exposure of more than 50%.
“Required Payment” has the meaning assigned to it in Section 2.3(b).
“Requirements of Law” means as to any Person, the certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any Law applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means with respect to the Borrower, the chief operating officer, chief financial officer, senior vice president, treasurer, secretary or manager of the Borrower, or any other authorized officer or signatory of the Borrower reasonably acceptable to the Administrative Agent.
“Restricted Payments” has the meaning assigned to such term in Section 6.5.
“S&P” means Standard & Poor’s Ratings Services, a division of Standard & Poor’s Financial Services LLC.
“Sanctioned Country” means, at any time, a country, region, or territory that is itself the subject of comprehensive Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria and the Crimea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the non-government controlled areas of Ukraine in the oblasts of Zaporizhzhia and Kherson).
“Sanctioned Person” means (a) any Person identified on any Sanctions-related list of designated Persons, including the List of Specially Designated Nationals and Blocked Persons or any other Sanctions-related list of designated Persons maintained by the U.S. Department of the

Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, any EU Member State or His Majesty’s Treasury of the United Kingdom, (b) any Person that is located, organized, or resident in a Sanctioned Country, (c) any Person otherwise the subject or target of any Sanctions or (d) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a)-(c).
“Sanctions” means economic or financial sanctions or trade embargoes administered or enforced from time to time by the United States (including through the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State), the United Nations Security Council, the European Union, any EU Member State or the United Kingdom.
“SEC” means the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).
“Secured Hedge Agreements” means each Interest Rate Hedge Agreement that is entered into by and between the Borrower and any Lender Counterparty.
“Secured Parties” means a collective reference to the Administrative Agent, the Lenders and the Lender Counterparties.
“Securities Act” means the Securities Act of 1933.
“Security Agreement” means the Pledge and Security Agreement, dated as of the Closing Date, made by each of Borrower and Pledgor in favor of the Administrative Agent for the benefit of the Secured Parties.
“Security Documents” means the collective reference to (a) the Security Agreement, (b) each Account Control Agreement and (c) all other security documents now or hereafter delivered to the Administrative Agent granting (or purporting to grant) a Lien on any Property of any Person to secure the Obligations.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“Solvent” means with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Sponsor” means Venture Global LNG, Inc., a Delaware corporation.
“Sponsor MAE” means any act, event, condition or circumstance which materially impairs (a) the business, assets, properties, liabilities or condition of the Sponsor and its Subsidiaries (taken as a whole), (b) the ability of the Sponsor to perform its obligations under the Contingent Equity Contribution Agreement, (c) the validity or enforceability of the Contingent Equity Contribution Agreement, or (d) the rights of or remedies or benefits, taken as a whole, available to the Borrower and/or the Administrative Agent under the Contingent Equity Contribution Agreement.
“Subsidiary” means, as to any Person: (a) any corporation of which more than 50% of the outstanding Capital Stock having ordinary voting power to elect the board of directors of such corporation (irrespective of whether at the time Capital Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned (i) by such Person, (ii) by such Person and one or more subsidiaries of such Person, or (iii) by one or more subsidiaries of such Person; or (b) any trust, partnership, joint venture or other Person as to which such Person, or one or more subsidiaries of such Person, owns more than 50% of the voting ownership, equity or similar interest of such trust, partnership, joint venture or other Person, as the case may be.
“Supported QFC” has the meaning assigned to such term in Section 9.22.
“Synthetic Debt” means with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.
“Synthetic Lease Obligations” means the monetary obligations of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means,

(a)    (i) for any calculation with respect to a Term SOFR Loan with an Interest Period of one (1) month, three (3) months or six (6) months, the Term SOFR Reference Rate for a tenor comparable to such Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided that, if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day or (ii) for an Interest Period of any duration other than those specified in clause (a) of this definition of “Term SOFR”, for a Term SOFR Loan, Interpolated Term SOFR, and
(b)    for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided that, if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;
provided further that, if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than 0.00%, then Term SOFR shall be deemed to be 0.00% for the purposes of this Agreement.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Terminated Lender” has the meaning assigned to such term in Section 2.18.

“Termination Conditions” means collectively, (a) the payment in full in cash of the Obligations (other than (i) Unasserted Contingent Obligations and (ii) Obligations owing to Lender Counterparties under any Secured Hedge Agreements that are not then due and payable) (it being acknowledged that the Borrower shall be permitted to apply cash on deposit in the Collateral Accounts in the order that it directs, in its sole discretion, for such purpose) and (b) the termination of the Commitments.
“Termination Date” has the meaning assigned to such term in Section 9.18(b).
“Termination/Amendment Payment Event” means any event or other circumstance giving rise to the receipt by any Loan Party of cash or Cash Equivalents for payment in respect of a full or partial termination, amendment, modification or revocation of any Material Project Agreement (as defined in the Common Terms Agreement), other Contractual Obligation, material Permit or other Permit.
“Transferee” has the meaning assigned to such term in Section 9.14.
“Type of Loan” means a Base Rate Loan or a Term SOFR Loan.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unasserted Contingent Obligations” means at any time, Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding Obligations in respect of the principal of, and interest and premium (if any) on, any Obligation) in respect of which no assertion of liability and no claim or demand for payment has been made (and, in the case of Obligations for indemnification, no notice for indemnification has been issued by the indemnitee at such time).
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Special Resolution Regimes” has the meaning assigned to such term in Section 9.22.

“VGCP2 LNG Project” means the 20.0 million tonnes per annum nameplate natural gas liquefaction and export facility to be located alongside the Calcasieu Ship Channel in Cameron Parish, Louisiana, as described in the application filed by the Project Borrower, pursuant to Section 3 of the NGA, and its subsequent filings, in FERC Docket NO. CP22-21.
“VGCP2 LNG Project Phase 1” means the natural gas liquefaction facilities, and export terminal and related facilities with a nameplate liquefaction capacity of 14.4 million tonnes per annum to be located on the Calcasieu Ship Channel in Cameron Parish, Louisiana.
“VGCP2 LNG Project Phase 2” means the natural gas liquefaction facilities, and export terminal and related facilities with a nameplate liquefaction capacity of 5.6 million tonnes per annum to be located on the Calcasieu Ship Channel in Cameron Parish, Louisiana.
“VGCP2 Project Phase 1” means, collectively, the VGCP2 LNG Project Phase 1 and the CP Express Pipeline.
“VGPL” means Venture Global Plaquemines LNG, LLC.
“VGPL Certificate” has the meaning assigned to such term in Section 5.2(e).
“VGPL Common Terms Agreement” means that certain Amended and Restated Common Terms Agreement, dated as of March 13, 2023, by and between Venture Global Plaquemines LNG, LLC, as borrower, Venture Global Gator Express, LLC, as guarantor, Natixis, New York Branch, as credit facility agent, each other facility agent party thereto from time to time and Royal Bank of Canada, as intercreditor agent for the facility lenders.
“VGPL Finance Documents” means the Finance Documents (as such term is defined in the VGPL Common Terms Agreement).
“VGPL LNG Project” means the 20.0 million tonnes per annum nameplate natural gas liquefaction and export facility located on the Mississippi River in Plaquemines Parish, Louisiana.
“VGPL Phase 2 COD” means the date notified by VGPL to each of the VGPL Phase 2 Initial LNG Buyers pursuant to Section 4.3 (Window Periods) of the applicable VGPL Phase 2 Initial LNG SPA on which VGPL Phase 2 LNG Facility has become commercially operable.
“VGPL Phase 2 Initial LNG Buyers” has the meaning assigned to the term “Phase 2 Initial LNG Buyers” in the VGPL Finance Documents.
“VGPL Phase 2 Initial LNG SPAs” has the meaning assigned to the term “Phase 2 Initial LNG SPAs” in the VGPL Finance Documents.
“VGPL Phase 2 LNG Facility” has the meaning assigned to the term “Phase 2 LNG Facility” in the VGPL Finance Documents.

“Withholding Agent” means the Borrower or the Administrative Agent, as applicable.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.2    Other Definitional Provisions.
(a)    Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.
(b)    As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.
(c)    The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.”
(d)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(e)    As used herein and in the other Loan Documents, references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, restated, replaced, refinanced, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, restatements, replacements, refinancings, supplements or other modifications set forth herein or in any other Loan Document). Any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law shall, unless otherwise specified, refer to such Law as amended, supplemented or otherwise modified from time to time. Any references to the Equator Principles shall be deemed to refer to such documents in effect as of the Closing Date, without regard to any amendments, supplements or replacements thereof after such date.

(f)    The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(g)    Any reference herein to the “knowledge” of the Borrower means the actual knowledge or awareness of any Responsible Officer of the Borrower.
(h)    Any reference herein to any Person shall be construed to include such Person’s successors, heirs and permitted assigns.
(i)    For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (i) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (ii) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.
Section 1.3    Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Maturity Date”) or performance shall extend to the immediately succeeding Business Day.
Section 1.4    Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 2.    LOANS
Section 2.1    Loans. Subject to the terms and conditions hereof (including the satisfaction or waiver by the Administrative Agent and the Initial Lenders of the conditions precedent set forth in Section 4.1, with respect to Loans made on the Closing Date):
(a)    each Initial Lender severally agrees to make, on the Closing Date, Interest Reserve Loans to the Borrower in an aggregate amount equal to but not exceeding its Interest Reserve Commitment; and
(b)    each Initial Lender severally agrees to make, on the Closing Date, Equity Bridge Loans to the Borrower in an aggregate amount equal to but not exceeding its Equity Bridge Commitment for use in accordance with Section 2.4.
Any amount borrowed under this Section 2.1 and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.9 and 2.10, all amounts owed hereunder with respect to the Loans shall be paid in full no later than the Maturity Date with respect thereto.
Section 2.2    Borrowing Mechanics for Loans.
(a)    With respect to each Loan requested by the Borrower, the Borrower shall deliver to the Administrative Agent a fully executed Funding Notice no later than two (2) Business Days prior to the Closing Date with respect to Base Rate Loans or Term SOFR Loans. Promptly upon receipt by the Administrative Agent of such Funding Notice, the Administrative Agent shall notify each Initial Lender of the proposed borrowing.
(b)    Subject to the terms and conditions hereof (including the satisfaction or waiver by the Administrative Agent and the Initial Lenders of the conditions precedent set forth in Section 4.1), the Loans shall be made in a single drawing on the Closing Date.
(c)    Subject to the terms and conditions hereof (including the satisfaction or waiver by the Administrative Agent and the Initial Lenders of the conditions precedent set forth in Section 4.1), the Initial Lenders shall make the Loans requested to be made on the Closing Date available to the Administrative Agent not later than 10:00 a.m. (New York City time) on the Closing Date, by wire transfer of same day funds in Dollars, at the principal office designated by the Administrative Agent. Upon satisfaction or waiver of the applicable conditions precedent specified herein, the Administrative Agent shall make the proceeds of the Loans available to the Borrower on the Closing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by the Administrative Agent from the Initial Lenders to be applied (i) with respect to Equity Bridge Loans, (A) first, to be contributed by the Borrower to the Project Pledgor, (B) second, to be contributed by the Project Pledgor to the Project Borrower, (C) third, to be deposited by the Project Borrower in the Construction Account of the Project Borrower as an equity contribution (in each case, in accordance with the Funds Flow Memorandum) and (D) thereafter, (x) on the Closing Date, used to repay in full the indebtedness under the CP2 Pre-FID Bridge Facility and (y) thereafter, applied by the Project Borrower (on behalf of itself and the Project Guarantors) to pay Project Costs then due and payable in accordance with the Project Financing Documents, and (ii) with respect to Interest Reserve Loans, to be deposited into the Interest Reserve Account, solely to be applied to pay interest, fees and other expenses in connection with the Facilities.
Section 2.3    Pro Rata Shares; Availability of Funds.
(a)    Pro Rata Shares. All Loans shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that (i) no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder and (ii) as of the Closing Date, each Initial Lender’s Pro Rata Share is set forth on Schedule 1.1A.
(b)    Availability of Funds. Unless the Administrative Agent shall have received notice from a Lender or the Borrower (either one as appropriate being the “Payor”) prior to the date on which such Lender is to make payment hereunder to the Administrative Agent of the proceeds of a Loan or the Borrower is to make payment to the Administrative Agent, as the case may be (either such payment being a “Required Payment”), which notice shall be effective upon receipt, that the Payor will not make the Required Payment in full to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made in full to the Administrative Agent on such date, and the Administrative Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, make the amount thereof available to the intended recipient on such date. If and to the extent the Payor shall not have in fact so made the Required Payment in full to the Administrative Agent, the recipient of such payment shall repay to the Administrative Agent forthwith on demand such amount made available to it together with interest thereon, for each day from the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. In the event that (i) the Administrative Agent declines to make a requested amount available to the Borrower until such time as the applicable Lender has made payment to the Administrative Agent, (ii) such Lender fails to fund to the Administrative Agent all or any portion of the Loans required to be funded by such Lender hereunder prior to the time specified in this Agreement and (iii) such Lender’s failure results in the Administrative Agent failing to make a corresponding amount available to the Borrower on the Closing Date, at the Administrative Agent’s option, such Lender shall not receive interest hereunder with respect to the requested amount of such Lender’s Loans for the period commencing with the time specified in this Agreement for receipt of payment by the Borrower through and including the time of the Borrower’s receipt of the requested amount. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest thereon, for each day from the Closing Date until the date such amount is paid to the Administrative Agent, at the rate payable hereunder for Loans. Nothing in this Section 2.3(b) shall be deemed to relieve a Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Borrower may have against a Lender as a result of any default by such Lender hereunder.
Section 2.4    Use of Proceeds. The proceeds of the Loans shall be applied by the Borrower to fund the uses specified in the last sentence of Section 2.2(c).
Section 2.5    Evidence of Debt; Register; Lenders’ Books and Records; Notes.
(a)    Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on the Borrower, absent manifest error; provided that, the failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s Obligations in respect of any applicable Loans; provided further that, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.
(b)    Register. The Administrative Agent (or its agent or sub-agent appointed by it) shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders (and each assignee thereof) and the Commitments and Loans (and related interest amounts) of each Lender from time to time (the “Register”). The Register shall be available for inspection by the Borrower or any Lender (provided that, any such Lender may only inspect (i) any entry relating to such Lender’s Commitments and Loans or (ii) the identity of the other Lenders (but not any information with respect to such other Lenders’ Commitments and Loans except upon the occurrence and during the continuance of an Event of Default)) at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall record, or shall cause to be recorded, in the Register the Commitments and the Loans (and related interest amounts), as well as any assignments thereof, in accordance with the provisions of Section 9.6, and each repayment or prepayment in respect of the principal amount (and related interest amounts) of the Loans, and any such recordation shall be conclusive and binding on the Borrower and each Lender, absent manifest error; provided that, failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitments or the Obligations in respect of any Loan. The Borrower hereby designates the Administrative Agent to serve as the Borrower’s non-fiduciary agent solely for purposes of maintaining the Register as provided in this Section 2.5. The parties hereto shall treat each Person listed in the Register as the owner of the applicable Loan, notwithstanding notice to the contrary. This Section 2.5(b) is intended to establish a “book entry system” within the meaning of Treasury Regulation Section 5f.103-1(c)(1)(ii) and shall be interpreted consistently with such intent, and the parties intend that any interest in or with respect to the Loans under this Agreement be treated as being issued and maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2), and 881(c)(2) of the Code and any regulations thereunder (and any amended or successor versions), including under Treasury Regulations Section 5f.103-1(c) and proposed Treasury Regulations Section 1.163-5 (and any amended or successor versions), and the provisions of this Agreement shall be construed in a manner that gives effect to such intent.

(c)    Notes. If so requested by any Lender by written notice to the Borrower (with a copy to the Administrative Agent) at least two (2) Business Days prior to the Closing Date, or at any time thereafter, the Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an Assignee of such Lender pursuant to Section 9.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after the Borrower’s receipt of such notice) an Equity Bridge Loan Note or an Interest Reserve Loan Note (as applicable) to evidence such Lender’s Loan.
Section 2.6    Interest on Loans.
(a)    Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:
(i)    if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or
(ii)    if a Term SOFR Loan, at Term SOFR plus the Applicable Margin.
(b)    The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any Term SOFR Loan, shall be selected by the Borrower and notified to the Administrative Agent pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be. The Administrative Agent shall advise each Lender of the details of the interest election no less than one (1) Business Day before the effective date of the election made pursuant to such Funding Notice or Conversion/Continuation Notice.
(c)    In connection with Term SOFR Loans there shall be no more than ten (10) Interest Periods outstanding at any time. In the event the Borrower fails to specify between a Base Rate Loan or a Term SOFR Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a Term SOFR Loan) will be automatically converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). In the event the Borrower fails to specify an Interest Period for any Term SOFR Loan in the applicable Funding Notice or Conversion/Continuation Notice, the Borrower shall be deemed to have selected an Interest Period of one (1) month. No less than one (1) Business Day before the effective date of the Interest Period, the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Term SOFR Loans for which an interest rate is then being determined for the applicable Interest Period and promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and each Lender.
(d)    Interest payable pursuant to clause (a) shall be computed (i) in the case of Base Rate Loans on the basis of a three hundred sixty-five (365) day or three hundred sixty-six (366) day year, as the case may be, and (ii) in the case of Term SOFR Loans, on the basis of a three hundred sixty (360) day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or the last Interest Payment Date with respect to such Loan or, with respect to a Base Rate Loan being converted from a Term SOFR Loan, the date of conversion of such Term SOFR Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Term SOFR Loan, the date of conversion of such Base Rate Loan to such Term SOFR Loan, as the case may be, shall be excluded; provided that, if a Loan is repaid on the same day on which it is made, one (1) day’s interest shall be paid on that Loan.
(e)    Except as otherwise set forth herein, interest on each Loan (i) shall accrue on a daily basis and shall be payable in arrears on each Interest Payment Date with respect to interest accrued on and to each such payment date; (ii) shall accrue on a daily basis and shall be payable in arrears upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) shall accrue on a daily basis and shall be payable in arrears at maturity of the Loans, including final maturity of the Loans; provided that, with respect to any voluntary prepayment of a Base Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date.
(f)    In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
Section 2.7    Conversion/Continuation.
(a)    Subject to Section 2.14 and so long as no Default or Event of Default shall have occurred and then be continuing, the Borrower shall have the option:
(i)    to convert at any time all or any part of any Loan equal to $1,000,000 and integral multiples of $1,000,000 in excess of that amount from one Type of Loan to another Type of Loan; provided that, a Term SOFR Loan may only be converted on the expiration of the Interest Period applicable to such Term SOFR Loan unless the Borrower shall pay all amounts due under Section 2.14 in connection with any such conversion; or
(ii)    upon the expiration of any Interest Period applicable to any Term SOFR Loan, to continue all or any portion of such Loan equal to $1,000,000 and integral multiples of $1,000,000 in excess of that amount as a Term SOFR Loan.
(b)    Subject to clause (c) below, the Borrower shall deliver a Conversion/Continuation Notice to the Administrative Agent no later than 2:00 p.m. (New York

City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three (3) U.S. Government Securities Business Days in advance of the proposed Conversion/Continuation Date (in the case of a conversion to, or a continuation of, a Term SOFR Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Term SOFR Loans shall be irrevocable, and the Borrower shall be bound to effect a conversion or continuation in accordance therewith. If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to the Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.
(c)    Any Conversion/Continuation Notice shall be executed by a Responsible Officer of the Borrower in a writing delivered to the Administrative Agent. In lieu of delivering a Conversion/Continuation Notice, the Borrower may give the Administrative Agent telephonic notice by the required time of such proposed conversion or continuation, as the case may be; provided that, each such notice shall be promptly confirmed in writing by delivery of the applicable Conversion/Continuation Notice to the Administrative Agent on or before the close of business on the date that the telephonic notice is given. In the event of a discrepancy between the telephone notice and the written Conversion/Continuation Notice, the written Conversion/Continuation Notice shall govern. In the case of any Conversion/Continuation Notice that is irrevocable once given, if the Borrower provides telephonic notice in lieu thereof, such telephone notice shall also be irrevocable once given. Neither the Administrative Agent nor any Lender shall incur any liability to the Borrower in acting upon any telephonic notice referred to above that the Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of the Borrower or for otherwise acting in good faith.
Section 2.8    Default Interest. Upon the occurrence and during the continuance of an Event of Default, the overdue principal amount of all Loans outstanding and, to the extent permitted by applicable law, any overdue interest payments on the Loans or any overdue fees or other amounts owed hereunder shall bear interest (including post-petition interest in any proceeding under Debtor Relief Laws (or interest that would have accrued after the commencement of a proceeding but for the commencement of such proceeding)) payable on demand at a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.8 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.

Section 2.9    Voluntary Prepayments.
(a)    Any time and from time to time, the Borrower may prepay any Loans on any Business Day in whole or in part, in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount, or, if such prepayment is in connection with the receipt of proceeds from permitted refinancing activities and not subject to prepayment penalties, in such amount equal to the net proceeds received.
(b)    All such prepayments shall be made:
(i)    without penalty or premium; and
(ii)    upon not less than three (3) U.S. Government Securities Business Days’ prior written or telephonic notice;
in each case given to the Administrative Agent by 2:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed by delivery of written notice thereof to the Administrative Agent (and the Administrative Agent will promptly transmit such original notice for Loans by telefacsimile or telephone to each applicable Lender). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein; provided that, a notice of voluntary prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities or the receipt of proceeds from the issuance of other Indebtedness or equity contributions, in which case such notice of prepayment may be revoked or extended by the Borrower (by notice to the Administrative Agent on or prior to the specified date) if such condition is not satisfied or delayed in effectiveness; provided that, the Borrower shall make any payments required to be made pursuant to Section 2.14(b) in connection therewith. Any such voluntary prepayments shall be applied as specified in Section 2.11.
Section 2.10    Mandatory Prepayments.
(a)    Asset Sale Distributions. No later than the third (3rd) Business Day following the date of receipt by the Borrower of any Net Cash Proceeds from any Asset Sale Distributions, the Borrower shall prepay the Loans in an aggregate amount equal to such Net Cash Proceeds, to be applied as specified in Section 2.11. The provisions of this Section 2.10(a) do not constitute a consent to the consummation of any Disposition not permitted by Section 6.4.
(b)    Recovery Events. No later than the third (3rd) Business Day following the date of receipt by the Borrower of any Net Cash Proceeds from any Recovery Event, the Borrower shall prepay the Loans in an aggregate amount equal to such Net Cash Proceeds, to be applied as specified in Section 2.11.
(c)    Issuance of Debt. Immediately upon receipt by the Borrower of any Net Cash Proceeds from the incurrence of any Indebtedness (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.1), the Borrower shall prepay the Loans in an aggregate amount equal to the lesser of (i) such Net Cash Proceeds and (ii) the then outstanding amount of the Loans, to be applied as specified in Section 2.11. The provisions of this Section 2.10(c) do not constitute a consent to the incurrence of any Indebtedness by the Borrower not permitted by Section 6.1.

(d)    Early Cargoes. No later than the third (3rd) Business Day following the date of receipt by the Borrower of any Early Cargo Revenues into the ECR Account pursuant to any equity contribution from the Sponsor or one or more parent companies of the Borrower pursuant to the Contingent Equity Contribution Agreement, the Borrower shall apply all such proceeds to the prepayment of the Loans in accordance with Section 2.11(b), including to prepay the Loans as specified in Sections 2.11(a) and 2.11(b).
(e)    Termination/Amendment Payment Events. No later than the third (3rd) Business Day following the date of receipt by the Borrower of any Net Cash Proceeds from any Termination/Amendment Payment Event, the Borrower shall prepay the Loans in an amount equal to 100% of such Net Cash Proceeds, to be applied as specified in Section 2.11.
(f)    Equity Issuances. If any Capital Stock shall be issued or sold by any Loan Party, then on the date of such issuance, the Borrower shall prepay the Loans in an aggregate amount equal to the amount of the Net Cash Proceeds of such issuance, to be applied as specified in Section 2.11. The provisions of this Section 2.10(f) do not constitute a consent to the issuance of any equity securities by any Person.
(g)    VGPL Commercial Operation Date. No later than the ninetieth (90th) day following the occurrence of VGPL Phase 2 COD, the Borrower shall prepay the Loans in full, to be applied as specified in Section 2.11.
(h)    Prepayment Certificate. Concurrently with any prepayment of the Loans pursuant to Sections 2.10(a) through 2.10(f), the Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer of the Borrower demonstrating the calculation of the amount of the applicable Net Cash Proceeds or Early Cargo Revenues, as applicable. In the event that the Borrower shall subsequently determine that the actual amount required to be prepaid exceeded the amount set forth in such certificate, the Borrower shall promptly make an additional prepayment of the applicable Loans in an amount equal to such excess, and the Borrower shall concurrently therewith deliver to the Administrative Agent a certificate of a Responsible Officer of the Borrower demonstrating the derivation of such excess.
(i)    Prepayment Account. All amounts subject to prepayment in accordance with this Section 2.10 shall, pending application in accordance with this Section 2.10 and Section 2.11, be deposited in a deposit account or securities account in the name of the Borrower and established by the Borrower with Bank of America, N.A. or such other financial institution as is reasonably acceptable to the Administrative Agent (such account, the “Prepayment Account”); provided that, in connection with Section 2.10(d), the Early Cargo Revenues subject to prepayment shall be deposited in the ECR Account pending application in accordance with this Section 2.10 and Section 2.11.
(j)    Payment at Maturity. There are no scheduled amortization payments prior to maturity and the Borrower shall repay any remaining principal amount of the Loans on the Maturity Date.
Section 2.11    Application of Prepayments/Reductions.

(a)    With respect to Section 2.11(b)(i) and (ii) below, any prepayment of Equity Bridge Loans or Interest Reserve Loans, as applicable, shall be applied first to Base Rate Loans to the full extent thereof before application to Term SOFR Loans, in each case, in a manner which minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.14(b).
(b)    All proceeds available from any voluntary prepayment of Loans pursuant to Section 2.9 and any mandatory prepayment of Loans pursuant to Section 2.10 shall be applied as follows to prepay outstanding Loans in the order provided:
(i)    first, to repay any then-outstanding Equity Bridge Loans;
(ii)    second, to repay any then-outstanding Interest Reserve Loans; and
(iii)    third, as directed by the Borrower.
Section 2.12    General Provisions Regarding Payments.
(a)    All payments by the Borrower of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, and delivered to the Administrative Agent not later than 2:00 p.m. (New York City time) on the date due at the Principal Office of the Administrative Agent for the account of Lenders; for purposes of computing interest and fees, funds received by the Administrative Agent after that time on such due date shall be deemed to have been paid by the Borrower on the next succeeding Business Day.
(b)    All payments in respect of the principal amount of any Loan shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest then due and payable before application to principal.
(c)    The Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due related thereto, including all fees payable with respect thereto, to the extent received by the Administrative Agent.
(d)    Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Term SOFR Loans, the Administrative Agent shall give effect thereto in apportioning payments received thereafter.

(e)    Whenever any payment to be made hereunder with respect to any Loan shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day.
(f)    The Administrative Agent shall deem any payment by or on behalf of the Borrower hereunder that is not made in same day funds prior to 2:00 p.m. (New York City time) (unless a later time is otherwise specified herein with respect to such payment) to be a non-conforming payment. Any such payment shall not be deemed to have been received by the Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. The Administrative Agent shall give prompt telephonic notice to the Borrower and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 7.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.8, if applicable, from the date such amount was due and payable until the date such amount is paid in full.
Section 2.13    Ratable Sharing. The Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment, through the exercise of any right of set off or banker’s lien, or by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under Debtor Relief Laws, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Loan Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify the Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, consolidation, set off or counterclaim with respect to any and all monies owing by the Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder. The provisions of this Section 2.13 shall not be construed to apply to (i) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement as in effect from time to time or (ii) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations owed to it. For purposes of clause (C) of the definition of “Excluded Taxes,” a Lender that acquires a participation pursuant to this Section 2.13 shall be treated as having acquired such participation on the earlier date on which such Lender acquired the applicable interest in the Loan to which such participation relates.

Section 2.14    Making or Maintaining Term SOFR Loans.
(a)    Subject to Section 2.19, if, on or prior to the first day of any Interest Period for any Term SOFR Loan:
(i)    the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof, or
(ii)    the Required Lenders determine that for any reason in connection with any request for a Term SOFR Loan or a conversion thereto or a continuation thereof that Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, the Administrative Agent will promptly so notify the Borrower and each Lender.
Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make Term SOFR Loans, and any right of the Borrower to continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (ii) above, at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (x) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (y) any outstanding affected Term SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.14(b). Subject to Section 2.19, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate” until the Administrative Agent revokes such determination.
(b)    Compensation for Breakage or Non-Commencement of Interest Periods. The Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts in reasonable detail), for all reasonable losses, expenses and liabilities (including any interest paid or payable by such Lender to Lenders of funds borrowed by it to make or carry its Term SOFR Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any Term SOFR Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any Term SOFR Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment of, or any conversion of, any of its Term SOFR Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; (iii) if any prepayment of any of its Term SOFR Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) if any Term SOFR Loan is converted other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default).
(c)    Booking of Term SOFR Loans. Any Lender may make, carry or transfer Term SOFR Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.
Section 2.15    Increased Costs; Capital Requirements.
(a)    Increased Costs. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;
(ii)    subject any Recipient to any Taxes (other than (x) Indemnified Taxes, (y) Taxes described in clauses (B) through (D) of the definition of “Excluded Taxes” and (z) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such

Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.15 and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that, the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
Section 2.16    Taxes.
(a)    All payments made by or on behalf of the Borrower to a Recipient under any Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes (except as required by applicable Law). If applicable Law (as determined in the good faith discretion of any applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.16) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding of Indemnified Taxes been made.

(b)    Without duplication of Section 2.16(a) and (d), the Borrower shall pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)    Whenever any Indemnified Taxes are payable or remittable by the Borrower pursuant to this Section 2.16, as soon as reasonably practicable thereafter the Borrower shall send to the applicable Recipient the original or a certified copy of an original official receipt received by the Borrower (if the applicable Governmental Authority makes such receipts readily available to the Borrower) or other reasonably satisfactory evidence showing payment thereof.
(d)    Without duplication of Section 2.16(a) and (b), the Borrower shall indemnify each Recipient for the full amount of Indemnified Taxes (including any Indemnified Taxes imposed on amounts payable under this Section 2.16) payable by such Recipient, and any liability (including penalties, additions to Tax, interest and any reasonable expenses, but excluding any such amounts resulting from the gross negligence, bad faith or willful misconduct of such Recipient) arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted by the relevant Governmental Authority. Such indemnification shall be made within ten (10) Business Days after the date the Recipient makes written demand therefor (which demand shall set forth in reasonable detail the nature and amount of Indemnified Taxes for which indemnification is being sought). A certificate setting forth in reasonable detail the basis for such claim and the calculation of the amount of any such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by an Arranger or the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    If any party to this Agreement determines, in its reasonable discretion, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 or Section 8.11, as applicable, it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such indemnifying party under this Section 2.16 or Section 8.11, as applicable, with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such indemnified party, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that, the indemnifying party, upon the request of such indemnified party, agrees to repay the amount paid over to the indemnifying party (plus interest attributable to the period during which the Borrower held such funds and any penalties, additions to Tax, interest or other charges imposed by the relevant Governmental Authority) to such indemnified party in the event such indemnified party is required to repay such refund to such Governmental Authority. This Section 2.16(e) shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(f)    Without limiting the generality of Section 2.16(g),

(i)    each Lender, to the extent such Lender is not a “United States person” (as defined in Section 7701(a)(30) of the Code), shall deliver to the Withholding Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Withholding Agent), whichever of the following is applicable, in each case to the extent such Lender is legally entitled to do so:
(A)    two executed copies of IRS Form W-8BEN or W-8BEN-E (or any successor form) claiming eligibility for benefits of an income tax treaty to which the United States is a party and which provides for an exemption from or reduction in United States federal withholding Tax;
(B)    two executed copies of IRS Form W-8ECI (or any successor form);
(C)    in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (i) a certificate in substantially the form of Exhibit E-1, to the effect that such Lender is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrower (or, if the Borrower is a “disregarded entity” for U.S. federal income tax purposes, of its first regarded owner) within the meaning of Section 881(c)(3)(B) of the Code, (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and (4) was not engaged in a conduct of a trade or business within the United States to which the interest payment is effectively connected, and (ii) two executed copies of IRS Form W-8BEN or W-8BEN-E (or any successor form);
(D)    to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender granting a participation), a complete and executed IRS Form W-8IMY, accompanied by a Form W-8ECI, W-8BEN or W-8BEN-E, a certificate in substantially the form of Exhibit E-3 or E-4, as applicable, IRS Form W-9, and/or other certification documents from each beneficial owner (or any successor forms), as applicable; provided that, if the Lender is a partnership (and not a participating Lender) and one or more partners of such Lender are claiming the portfolio interest exemption, such Lender shall provide a certificate in substantially the form of Exhibit E-2, as applicable, on behalf of such beneficial owner(s) in lieu of requiring each beneficial owner to provide its own certificate; or
(E)    any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax on payments under this Agreement and the other Loan Documents executed together with such supplementary documentation as may be prescribed by applicable Law to permit the Withholding Agent to determine the withholding or deduction required to be made; provided that, the completion, execution or submission of such documentation required under this Section 2.16(f)(i)(E) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender; and
(ii)    to the extent a Lender is a “United States person” (as defined in Section 7701(a)(30) of the Code), such Lender shall deliver to the Withholding Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Withholding Agent) two executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax.
(g)    Without limiting the foregoing, upon the reasonable request of the Withholding Agent, a Lender that is entitled to an exemption from or reduction of any applicable withholding Tax with respect to any payments under this Agreement or any Loan Document shall deliver to the Withholding Agent such properly completed and executed documentation prescribed by applicable Law or reasonably requested by the Withholding Agent (in such number of copies as shall be reasonably requested by the Withholding Agent) as will permit such payments to be made without withholding or at a reduced rate prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Withholding Agent); provided that, the completion, execution or submission of such documentation required under this Section 2.16(g) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(h)    If a payment made to any Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Withholding Agent at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine whether such Recipient has complied with its obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for the purpose of this Section 2.16(h), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(i)    Each Lender shall deliver the forms and other documentation required to be provided under this Section 2.16: (i) on or before the date it becomes a party to this Agreement, (ii) promptly upon the obsolescence, expiration, inaccuracy, or invalidity of any form previously delivered by such Lender, and (iii) at such other times as may be reasonably requested by the Withholding Agent or as required by Law. Each Lender shall promptly notify the Withholding Agent at any time it determines that it is no longer in a position to provide any documentation previously delivered to the Withholding Agent. Notwithstanding any other provision of this Section 2.16, a Lender shall not be required to deliver any documentation pursuant to Section 2.16(f)(i)(E) or Section 2.16(g) if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(j)    If the Administrative Agent is a “United States person” (as defined in Section 7701(a)(30) of the Code), then it shall, on or prior to the date on which it becomes the Administrative Agent, provide the Borrower with a properly completed and duly executed copy of IRS Form W-9 confirming that the Administrative Agent is exempt from U.S. federal back-up withholding. If the Administrative Agent is not a “United States person” (as defined in Section 7701(a)(30) of the Code), then it shall, on or prior to the date on which it becomes the Administrative Agent, provide to the Borrower, (i) with respect to payments made to the Administrative Agent for its own account, a properly completed and duly executed IRS Form W-8ECI (or any successor form), and (ii) with respect to payments made to the Administrative Agent on behalf of the Lenders, a properly completed and duly executed IRS Form W-8IMY confirming that the Administrative Agent agrees to be treated as a “United States person” for all U.S. federal withholding Tax purposes (including FATCA).
(k)    Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Loan Parties have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.6(b) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.16(k).
(l)    The agreements in this Section 2.16 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
Section 2.17    Obligation to Mitigate. Each Lender agrees that, as promptly as practicable after the principal officer of such Lender responsible for administering its Loans becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.14, 2.15, 2.16 or 2.20, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Term SOFR Loans, subject to Section 2.15(b) or 2.20, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.14, 2.15, 2.16 or 2.20 would be reduced and if, as determined by such Lender in its sole discretion, the making, funding or maintaining of such Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Loans or the interests of such Lender; provided that, such Lender will not be obligated to utilize such other office or take such other measures pursuant to this Section 2.17 unless the Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office or taking such other measures as described above. A certificate as to the amount of any such expenses payable by the Borrower pursuant to this Section 2.17 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within forty-five (45) days after receipt thereof.

Section 2.18    Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a)(i) any Lender (an “Increased Cost Lender”) shall give notice to the Borrower that such Lender has met prong (c) of the definition of “Affected Lender” or that such Lender is entitled to receive payments under Section 2.15, 2.16 or 2.20, (ii) the circumstances which have caused such Lender to meet prong (c) of the definition of “Affected Lender” or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five (5) Business Days after the Borrower’s request for such withdrawal; or (b) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 9.1, the consent of Required Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased Cost Lender or Non-Consenting Lender (the “Terminated Lender”), the Borrower may, by giving written notice to the Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans in full to one or more Persons permitted to become Lenders hereunder pursuant to and in accordance with the provisions of Section 9.6 (each a “Replacement Lender”) and the Borrower shall, in each case, pay the fees, if any, payable thereunder in connection with any such assignment from an Increased Cost Lender or a Non-Consenting Lender; provided that, (A) on the date of such assignment, such Terminated Lender shall have received payment from the Replacement Lender or the Borrower in an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender; (B) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or 2.16, such assignment will result in a material reduction in such compensation and on the date of such assignment, the Borrower shall pay any amounts payable to such Terminated Lender pursuant to Section 2.15 or 2.16; or otherwise as if it were a prepayment; and (C) in the event such Terminated Lender is a

Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender. Upon the prepayment of all amounts owing to any Terminated Lender, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided that, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender. Each Lender agrees that if the Borrower exercises its option hereunder to cause an assignment by such Lender as a Terminated Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 9.6; provided that, each party hereto agrees that an assignment required pursuant to this Section 2.18 may be effected pursuant to an Assignment and Acceptance executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto, and each Lender hereby authorizes and directs the Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 9.6 on behalf of a Terminated Lender and any such documentation so executed by the Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 9.6. Any Terminated Lender shall not be required refund, or to pay or surrender, any of the fees already received by such Terminated Lender pursuant to the Loan Documents.

Section 2.19    Benchmark Replacement Setting.
(a)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.19(a) will occur prior to the applicable Benchmark Transition Start Date.
(b)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.19(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.19, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.19.
(d)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR borrowing of, conversion to or continuation of Term SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
(f)    Tax Matters. The Administrative Agent will use commercially reasonable efforts to cooperate with the Borrower to effectuate the terms of this Section 2.19 and any resulting modification of the terms with the goal of avoiding a deemed exchange under Section 1001 of the Code.

Section 2.20    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate or Term SOFR, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent) (an “Illegality Notice”), (a) any obligation of the Lenders to make Term SOFR Loans, and any right of the Borrower to continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans, shall be suspended, and (b) the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate”, in each case until each affected Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term SOFR Loans to Base Rate Loans (the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such Term SOFR Loans to such day, in each case until the Administrative Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate or Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.14(b).

Section 2.21    Fees.
(a)    The Borrower agrees to pay or cause to be paid to the Administrative Agent and the Lenders fees in the amounts and at the times from time to time agreed to by the parties, including pursuant to each Fee Letter.
(b)    All Fees shall be paid on the dates due in immediately available funds. Once paid, none of the Fees shall be refundable under any circumstances.
SECTION 3.    REPRESENTATIONS AND WARRANTIES
To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:
Section 3.1    Financial Condition. The unaudited consolidated balance sheet provided to the Administrative Agent and Lenders pursuant to Section 4.1(n) presents fairly in all material respects the consolidated financial condition of the Borrower as at such date. Such balance sheet has been prepared in accordance with GAAP applied consistently throughout the period involved.

Section 3.2    No Change. As of the Closing Date, since December 31, 2024 there has been no development or event that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or Sponsor MAE.

Section 3.3    Existence; Compliance with Law. Each of the Borrower and the Project Pledgor (a) is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, (b) has the organizational power and authority, and all requisite Permits from Governmental Authorities, to own and operate its Property, to lease the Property it leases as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law, except, in the case of clauses (b), (c) and (d) above, to the extent that failure of the same could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.4    Power; Authorization; Enforceable Obligations. The Borrower has the requisite corporate or other organizational power and authority to make, deliver and perform the Loan Documents executed or to be executed by it. The Borrower has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents executed or to be executed by it. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority is required in connection with the borrowings hereunder, the granting of Liens pursuant to the Security Documents or the execution, delivery or performance of this Agreement or any of the other Loan Documents, except (a) those consents, authorizations, filings and notices that have been obtained or made and are in full force and effect and (b) the filings or other actions referred to in Section 3.17. Each Loan Document has been duly executed and delivered on behalf of the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 3.5    No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, including the borrowings hereunder and the use of the proceeds thereof, do not and will not (a) contravene, violate or result in a breach of or default under (i) in any material respect, any Requirement of Law, (ii) any of the organizational documents of the Borrower or (iii) in any material respect, any Contractual Obligation of the Borrower, or (b) result in, or require, the creation or imposition of any Lien on any of the Borrower’s properties (other than the Liens created by the Security Documents).

Section 3.6    No Litigation. No litigation, action, suit, claim, dispute, investigation or proceeding (excluding, for the avoidance of doubt, any request for rehearing or appeal of any ruling in respect of any material Permit), whether public or non-public, of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower, Project Pledgor or against any of their respective properties (i) that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) that could (A) reasonably be expected to materially and adversely affect the Loan Parties ability, taken as a whole, to perform their material obligations under the Loan Documents or (B) affect the enforceability of the Loan Documents.
Section 3.7    No Default. No Default or Event of Default has occurred and is continuing. No VGCP2 Group Entity is in default under or with respect to, or a party to, any Contractual Obligation that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.8    Ownership of Property; Liens. Other than as set forth on Schedule 3.8, each of the Borrower and Project Pledgor has good and valid title or a license to use, as the case may be, to, or a valid leasehold interest in all its material property necessary in the ordinary conduct of its business, as currently conducted, and none of such Property is subject to any Lien except as permitted by Section 6.2.

Section 3.9    Taxes. Each of the Borrower and Project Pledgor has filed or caused to be filed all tax returns that are required to be filed and has paid all Taxes due and payable by it (including in its capacity as a Withholding Agent) other than (a) any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or Project Pledgor, as applicable, or (b) where the failure to make such filing, payment, deduction, withholding, collection or remittance could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No Lien for Tax has been filed, and, to the knowledge of the Borrower, no written claim is being asserted, with respect to any such Tax, fee or other charge except, in each case, as could not be reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 3.10    Margin Regulations. No part of the proceeds of any Loans will be used for any purpose that violates the provisions of Regulations T, U or X.

Section 3.11    Nature of Business. (a) The Borrower is not engaged in any business or operation other than the ownership of Project Pledgor, (b) Project Pledgor is not engaged in any business or operation other than the ownership of the Project Borrower and each Project Guarantor, and (c) Project Borrower and each Project Guarantor are not engaged in any business or operation other than as permitted pursuant to the Project Financing Documents (collectively, the “Permitted Business”).

Section 3.12    ERISA. (a) Neither the Borrower nor Project Pledgor maintains, administers or contributes to any Pension Plan or Multiemployer Plan; (b) no ERISA Event has occurred; (c) the Borrower and each Commonly Controlled Entity, and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan; (d) the present value of the aggregate benefit liabilities under each Pension Plan (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan), did not exceed the aggregate current value of the assets of such Pension Plan; and (e) as of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of the Borrower and each Commonly Controlled Entity for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA) for which the actuarial report is available, when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans is zero; except, in each case, as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 3.13    Investment Company Act. The Borrower is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940.

Section 3.14    Subsidiaries; Capitalization.
(a)    (i) The Borrower does not have any Subsidiaries other than the Project Pledgor, the Project Borrower and the Project Guarantors, (ii) Project Pledgor does not have any Subsidiaries other than the Project Borrower and the Project Guarantors, and (iii) neither the Project Borrower nor the Project Guarantors have any Subsidiaries. No VGCP2 Group Entity is a general partner or a limited partner in any general or limited partnership or is a joint venturer in any Joint Venture.
(b)    The Capital Stock of the Borrower and Project Pledgor has been duly authorized and validly issued. There are no outstanding subscriptions, options, warrants, calls, rights or other commitments granted to any Person of any nature relating to any Capital Stock of the Borrower or Project Pledgor.
Section 3.15    Use of Proceeds. The proceeds of the Loans shall be used for the purposes set forth in Section 2.4.

Section 3.16    Accuracy of Information, Etc. Except as otherwise disclosed in writing, no statement or information contained in this Agreement, any other Loan Document, or any other document, certificate or written statement furnished to the Arrangers, the Administrative Agent or the Lenders or any of them, by or on behalf of the Borrower for use in connection with the transactions contemplated by this Agreement or the other Loan Documents (other than the Base Case Projections, the Construction Budget and Schedule, the Early Cargo Projections and any forecast, estimate, forward-looking information, information of a general economic or general industry nature or pro forma calculation), when taken as a whole, contains as of the Closing Date any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading in any material respect. The projections and pro forma financial information contained in the materials referenced above (including the Base Case Projections, the Construction Budget and Schedule and the Early Cargo Projections) are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made in light of the legal and factual circumstances then applicable to the VGCP2 Project Phase 1 (and, with respect to the Early Cargo Projections, the VGPL LNG Project), it being recognized by the Lenders that such projections and pro forma financial information as they relate to future events are not to be viewed as fact and that actual results during the period or periods covered by such projections and pro forma financial information may differ from the projected results set forth therein by a material amount. As of (a) the Closing Date, the information included in the Beneficial Ownership Certification delivered pursuant to Section 4.1(k), if any, is true and correct in all respects, and (b) as of the date delivered, the information included in each Beneficial Ownership Certification delivered pursuant to Section 5.18 is true and correct in all respects.

Section 3.17    Security Documents. Upon execution and delivery by the parties thereto, each of the Security Documents is effective to create in favor of the Administrative Agent for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of (i) any Pledged Equity as described in the Security Documents which is in certificated form, when any stock, membership or partnership unit certificates representing such Pledged Equity are delivered to, and in the possession of, the Administrative Agent and (ii) the Collateral Accounts, upon execution and delivery by the parties thereto of the applicable Account Control Agreement, (iii) the other Collateral described in the Security Documents, when financing statements in appropriate form are filed in the offices specified on Schedule 3.17, the security interest created in favor of the Administrative Agent for the benefit of the Secured Parties in such Pledged Equity, the Collateral Accounts and other Collateral shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower and the Pledgor (as applicable) in such Pledged Equity, the Collateral Accounts and other Collateral and the proceeds thereof, in which a security interest may be perfected by (A) delivery to the Administrative Agent of such Pledged Equity, together with a duly executed instrument of transfer executed in blank, (B) execution and delivery of an account control agreement or (C) by filing a financing statement, as security for the Obligations, in each case prior and superior in right to any other Person (other than Persons holding Liens or other encumbrances or rights that are permitted to be incurred pursuant to Section 6.2).

Section 3.18    Solvency. On the Closing Date, after giving effect to the making of the Loans, the application of the proceeds thereof and the granting of Liens contemplated by the Security Agreement, the Borrower is Solvent.

Section 3.19    Indebtedness and Liabilities.
(a)    The Borrower has no outstanding Indebtedness other than Indebtedness permitted under Section 6.1. Other than Indebtedness permitted under Section 6.1, the Borrower does not have any Guarantee Obligations, contingent liabilities, long-term leases or unusual forward or long-term commitments, including any material interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives that are prohibited by the terms of the Loan Documents.
(b)    The Project Pledgor has no outstanding Indebtedness, Guarantee Obligations, contingent liabilities, long-term leases or unusual forward or long-term commitments, including any material interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives.

Section 3.20    Anti-Money Laundering and Anti-Corruption Laws; Sanctions.
(a)    To the extent applicable, the Pledgor and each VGCP2 Group Entity is in compliance and the operations of the Pledgor and each VGCP2 Group Entity are and have been, since April 24, 2019, conducted in compliance, in all material respects, with all applicable Sanctions and applicable financial recordkeeping and reporting requirements, including those of (i) the PATRIOT Act and (ii) the applicable anti-money laundering statutes of jurisdictions where Pledgor or any VGCP2 Group Entity conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority in such jurisdictions (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Authority in such jurisdictions involving any of the Pledgor or any VGCP2 Group Entity with respect to the Anti-Money Laundering Laws or Sanctions is pending or, to the best knowledge of the Borrower, threatened.
(b)    No part of the proceeds of the Loans will be used, directly or, to the knowledge of any Loan Party, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977 (the “FCPA”), or otherwise in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money, or anything else of value, to any Person in violation of Anti-Corruption Laws. None of the Pledgor or any VGCP2 Group Entity or any director or officer thereof, nor, to the knowledge of any Loan Party, any employee, agent or representative thereof, has taken, within the past five years, or will take any action in furtherance of an offer, payment, promise to pay or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or, to the knowledge of any Loan Party, indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for public office), or to any Person, each in violation of Anti-Corruption Laws. The Pledgor and the VGCP2 Group Entities have conducted their businesses in compliance in all material respects with Anti-Corruption Laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws.
(c)    None of the Pledgor or any VGCP2 Group Entity or any director or officer thereof, nor, to the knowledge of any Loan Party, any employee, agent, or representative thereof, is a Sanctioned Person, and the Borrower will not directly or, to the knowledge of any Loan Party, indirectly use the proceeds of the Loans or lend, contribute or otherwise make available such proceeds to any Person (A) to fund or facilitate any activities or business of or with any Sanctioned Person or in any Sanctioned Country or (B) in any other manner that will result in a violation of Sanctions by any Person.

Section 3.21    Federal Taxpayer Identification Number. The Borrower’s federal taxpayer identification number is 39-2770952.

Section 3.22    Pari Passu Ranking. The Borrower’s obligations under this Agreement rank and will rank at least pari passu in priority of payment and in all other respects with all other present or future Indebtedness of the Borrower.

Section 3.23    No Employees. Neither the Pledgor nor any VGCP2 Group Entity has any current or former employees.

Section 3.24    Equator Principles. The Project Borrower is in compliance in all material respects with the Equator Principles.

Section 3.25    Accounts. None of the Loan Parties has, and is not the beneficiary of, any bank account, other than the Collateral Accounts and any bank accounts holding proceeds which are subject to Liens permitted under Section 6.2.

Section 3.26    Affected Financial Institutions. No Loan Party is an Affected Financial Institution.

Section 3.27    Project Representations. As of the Closing Date, the representations and warranties of the Project Borrower and each Project Guarantor made pursuant to Article 5 of the Common Terms Agreement are true and correct in all material respects; provided that, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality or Material Adverse Effect (as defined in the Common Terms Agreement) in the text of the Common Terms Agreement.
SECTION 4.    CONDITIONS PRECEDENT
Section 4.1    Conditions to Closing Date. Each of the occurrence of the Closing Date and the obligation of the Initial Lenders to make Loans on the Closing Date is subject to the satisfaction or waiver of the conditions precedent set forth below before or concurrently with the Closing Date:
(a)    Loan Documents. The Administrative Agent shall have received (i) this Agreement, (ii) each of the Fee Letters, (iii) the Security Agreement, (iv) the Contingent Equity Contribution Agreement, (v) the Account Control Agreements referenced in clauses (a) and (b) of the definition thereof, and (vi) to the extent requested by any Initial Lender, an Equity Bridge Loan Note and an Interest Reserve Loan Note for such Initial Lender, in each case, duly executed and delivered by the Persons intended to be parties thereto.
(b)    Funding Notice. The Administrative Agent shall have received a fully executed and delivered Funding Notice with respect to the Closing Date.
(c)    Fees and Expenses. The Borrower shall have paid (or the Initial Lenders and/or the Administrative Agent shall withhold from the proceeds of the Loans on the Closing Date) all fees and expenses required to be paid pursuant to the Fee Letters and

Section 9.5 for which reasonably detailed invoices have been presented at least two (2) Business Days prior to the Closing Date.
(d)    Solvency Certificate. The Lenders shall have received a solvency certificate, substantially in the form of Exhibit F, executed by a Responsible Officer of the Borrower.
(e)    Lien Searches. The Administrative Agent shall have received the results of recent Uniform Commercial Code, Tax and judgment lien searches in each relevant jurisdiction reasonably requested by the Administrative Agent with respect to each of the entities set forth on Schedule 4.1(e); and such searches shall reveal no Liens on any of the Collateral except for Liens permitted by Section 6.2 or Liens to be discharged on or prior to the Closing Date.
(f)    Closing Date and Secretary’s Certificates. The Administrative Agent shall have received (i) a certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit B-1 and (ii) a certificate of the Borrower, the Pledgor and the Sponsor, dated the Closing Date, substantially in the form of Exhibit B-2 and, in each case, with the attachments contemplated thereby.
(g)    Legal Opinions. The Administrative Agent shall have received, in form and substance reasonably acceptable to the Administrative Agent, a legal opinion of Latham & Watkins LLP, as New York and federal regulatory counsel to the Loan Parties.
(h)    Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required as of the Closing Date by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.2), shall have been filed, registered or recorded or shall have been delivered to the Administrative Agent in proper form for filing, registration or recordation, or arrangements reasonably satisfactory to the Administrative Agent for such filing, registration, recordation and/or delivery shall have been made.
(i)    PATRIOT Act. The Initial Lenders shall have received, at least three (3) days prior to the Closing Date, to the extent requested sufficiently in advance thereof, all documentation and other information with respect to the Borrower required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.
(j)    Funds Flow. The Administrative Agent shall have received the Funds Flow Memorandum.
(k)    Beneficial Ownership Certification. The Borrower shall have delivered to the Administrative Agent a Beneficial Ownership Certification at least three (3) days prior to the Closing Date if it qualifies as a “legal entity customer” under the Beneficial Ownership Regulation.
(l)    Representations and Warranties. The representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text hereof.
(m)    No Default. No event shall have occurred and be continuing or will result from the making of the Loans on the Closing Date that would constitute a Default or an Event of Default.
(n)    Balance Sheet; Sponsor. The Administrative Agent and the Lenders shall have received the most recent pro forma consolidated balance sheet of the Borrower. In addition, the Administrative Agent and the Lenders shall have received the audited consolidated balance sheet of the Sponsor and its consolidated Subsidiaries as at December 31, 2024, and the audited consolidated statements of operations and comprehensive loss and cash flows of the Sponsor and its consolidated Subsidiaries for the fiscal period then ended, and such financial statements, including the related schedules and notes thereto, shall have been prepared in accordance with GAAP applied consistently throughout the period involved (except as approved by the aforementioned firm of accountants and disclosed therein).
(o)    No Material Adverse Effect or Sponsor MAE. Since December 31, 2024, there shall not have occurred any development or event that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or Sponsor MAE.
(p)    Construction Budget and Schedule; Base Case Projections; Early Cargo Projections. The Administrative Agent shall have received certified copies of (i) the Construction Budget and Schedule (as defined in the Common Terms Agreement) required to be delivered to the Intercreditor Agent pursuant to Section 4.1(g)(i) of the Common Terms Agreement (the “Construction Budget and Schedule”); (ii) the then current forecasts of the financial performance of the Borrower, which forecasts shall be reasonably satisfactory in form and substance to the Administrative Agent (the “Base Case Projections”); and (iii) the then current forecasts of commissioning cargos to be exported at the VGPL LNG Project prior to the occurrence of the VGPL Phase 2 COD, which forecasts shall be reasonably satisfactory in form and substance to the Administrative Agent (the “Early Cargo Projections”).
(q)    Indebtedness. Immediately following the consummation of the transactions contemplated hereby, the Borrower shall not have any Indebtedness outstanding other than Indebtedness permitted by Section 6.1.

(r)    Final Investment Decision and Project Financing Closing. (i) The Project Borrower shall have made the final investment decision with respect to VGCP2 Project Phase 1, (ii) the Project Financing Closing shall have occurred or shall occur substantially simultaneously with the Closing Date hereunder, (iii) a true, correct and complete copy of each document required to be delivered under Section 4.1 of the Common Terms Agreement shall have been delivered to the Initial Lenders and (iv) copies of the Project Financing Documents shall have been delivered to the Initial Lenders or posted in a data room accessible to the Initial Lenders. Each Material Project Agreement (as defined in the Common Terms Agreement) shall be in full force and effect.
(s)    Pledged Equity; Stock Powers. The Administrative Agent shall have received the certificates representing the shares or membership units of Capital Stock pledged on the Closing Date pursuant to the Security Documents, together with an undated stock power for each such certificate executed in blank by a duly authorized representative or officer of the Borrower or the Project Pledgor, as applicable.
(t)    Interest Reserve Account. The Borrower shall have established a deposit account or securities account in the name of the Borrower with Bank of America, N.A. or such other financial institution as is reasonably acceptable to the Administrative Agent (such account, the “Interest Reserve Account”), which shall be funded on the Closing Date with proceeds of the Interest Reserve Loans, as contemplated by the Funds Flow Memorandum.
(u)    ECR Account. The Borrower shall have established a deposit account or securities account in the name of the Borrower with Bank of America, N.A. or such other financial institution as is reasonably acceptable to the Administrative Agent (such account, the “ECR Account”).
(v)    Sponsor Indentures. The Administrative Agent shall have received true, correct and complete copy of the Sponsor Indentures (as defined in the Contingent Equity Contribution Agreement).
(w)    Expert Reports and Reliance Letters. The Administrative Agent shall have received copies of each of the final reports required to be delivered to the Intercreditor Agent pursuant to Sections 4.1(g)(iii) (Independent Engineer Report), 4.1(g)(iv) (CCRA Consultant Report), 4.1(g)(v) (Market Consultant Report), 4.1(g)(vi) (Environmental Consultants) and 4.1(i) (Insurance) of the Common Terms Agreement, in each case, together with a reliance letter from the respective consultant in form and substance reasonably satisfactory to the Administrative Agent.
(x)    Release Letter. The Administrative Agent shall have received a release letter, in form and substance reasonably satisfactory to the Administrative Agent, confirming that all security interests, pledges, encumbrances, and/or other Liens granted by Project Obligors securing the loans made pursuant to the CP2 Pre-FID Bridge Facility have been released or shall be released, concurrently with the consummation of the transactions contemplated by the Loan Documents; and the Project Obligors shall have repaid, or made arrangements to repay, all outstanding Indebtedness and other obligations incurred and outstanding in connection with the CP2 Pre-FID Bridge Facility, substantially concurrently with the Closing Date.
SECTION 5.    AFFIRMATIVE COVENANTS
The Borrower hereby agrees that, so long as the Termination Conditions have not been satisfied, the Borrower shall:
Section 5.1    Financial Statements. Furnish to the Administrative Agent for delivery to each Lender and take the following actions:
(a)    within one hundred twenty (120) days after the end of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 2025, a copy of the audited consolidated balance sheet of the Borrower as at the end of such year and the related audited consolidated statements of operations and of cash flows for such year, setting forth, if applicable, in each case (except in the case of any financial statements relating to periods on or prior to December 31, 2025) in comparative form the figures for the previous year, by Ernst & Young LLP or any other independent certified public accountants of nationally recognized standing, together with a report and opinion by such certified public accountants, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like emphasis, qualification or exception or any emphasis, qualification or exception as to the scope of such audit (other than any emphasis, qualification or exception that is expressly solely with respect to, or expressly resulting solely from, an upcoming maturity date under any Indebtedness that is scheduled to occur within one (1) year from the time such report and opinion are delivered);
(b)    not later than sixty (60) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower, beginning with the fiscal quarter ending June 30, 2025, (i) the unaudited consolidated balance sheet of the Borrower as of the end of such quarter, together with, if applicable, in comparative form, the figures as of the end of the prior fiscal year, (ii) the unaudited consolidated statement of operations of the Borrower for such quarter and the portion of the fiscal year through the end of such quarter, together with, if applicable, in comparative form, the figures for the corresponding period in the previous year and (iii) the unaudited statement of cash flows of the Borrower for the portion of the fiscal year through the end of such quarter, together with, if applicable, in comparative form, the figures for the corresponding period in the previous year, in each case, certified by a Responsible Officer of the Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnotes). Comparative form financial statements will not be provided for the fiscal quarters of the Borrower ending on June 30, 2025, September 30, 2025 and March 31, 2026;
(c)    within one hundred twenty (120) days after the end of each fiscal year of the Sponsor, beginning with the fiscal year ending December 31, 2025, a copy of the audited consolidated balance sheet of the Sponsor and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of operations and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, by Ernst and Young LLP or any other independent certified public accountants of nationally recognized standing, together with a report and opinion by such certified public accountants, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not contain a qualification as to “going concern” or the scope of such audit (other than any qualification that is expressly solely with respect to, or expressly resulting solely from, an upcoming maturity date under any Indebtedness that is scheduled to occur within one year from the time such report and opinion are delivered); and
(d)    not later than ninety (90) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Sponsor, beginning with the fiscal quarter ending June 30, 2025, the unaudited consolidated balance sheet of the Sponsor and its consolidated Subsidiaries as of the end of such quarter, the related unaudited consolidated statements of operations for such quarter and the portion of the fiscal year through the end of such quarter and the related unaudited consolidated statement of cash flows for the portion of the fiscal year through the end of such quarter, setting forth, in each case, in comparative form the figures as of the end of the previous fiscal year with respect to the consolidated balance sheet, and for the corresponding period(s) in the previous year with respect to the unaudited statements of operations and the unaudited statement of cash flows, certified by a Responsible Officer of the Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnotes).
Financial statements and other information required to be delivered pursuant to this Section 5.1, Section 5.2 or Section 5.6 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such information, or provides a link thereto, on the website of the Borrower or (ii) on which such information is posted on behalf of the Borrower on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial or third-party website or whether sponsored by the Administrative Agent). The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for maintaining its copies of such documents.
Section 5.2    Certificates; Other Information. Furnish to the Administrative Agent for delivery to each Lender:
(a)    concurrently with the delivery of any financial statements pursuant to Section 5.1, a Compliance Certificate of the Borrower or Sponsor, as applicable, (the first such Compliance Certificate to be delivered for the fiscal quarter ending June 30, 2025) certifying as to whether a Default then exists and, if a Default does then exist, specifying the details thereof and any action taken or proposed to be taken with respect thereto;
(b)    all information and notices required to be furnished by the Project Borrower to the Intercreditor Agent under Sections 10.1 (Accounting, Financial and Other Information), 10.3 (Notices), 10.4 (Construction Reports), 10.7 (Insurance Reporting) and 10.9 (Construction Budget and Schedule) of the Common Terms Agreement;

(c)    as soon as available, any notices of default delivered by or to the Sponsor or VGPL under their respective credit facilities or otherwise in respect of their outstanding Indebtedness;
(d)    within ten (10) Business Days after the end of each calendar month, beginning with the month ending August 31, 2025, updated Early Cargo Projections, together with a certificate of the Borrower or the Sponsor that the projections and pro forma financial information contained in the Early Cargo Projections are based upon good faith estimates and assumptions believed by management of the Borrower or the Sponsor to be reasonable at the time made in light of the legal and factual circumstances then applicable to the VGPL LNG Project, it being recognized by the Lenders that such projections and pro forma financial information as they relate to future events are not to be viewed as fact and that actual results during the period or periods covered by such projections and pro forma financial information may differ from the projected results set forth therein by a material amount;
(e)    within ten (10) Business Days after the end of each calendar month, beginning with the month ending August 31, 2025, an officer’s certificate, substantially in the form of Exhibit I (the “VGPL Certificate”) and executed by a Responsible Officer of the Borrower, setting forth (i) the Borrower’s estimate of the amount of Pre-Completion Revenues (as defined in the VGPL Common Terms Agreement) from the VGPL LNG Project with respect to such preceding calendar month, (ii) the amount of such Pre-Completion Revenues, in each case, as applicable, (A) applied to the payment of construction and operating expenses, (B) reserved for tax payments, (C) distributed by VGPL, (D) applied to reimburse Drawstop Equity Contributions (as defined in the VGPL Common Terms Agreement), (E) reserved for contingency in accordance with the VGPL Common Terms Agreement and (F) applied to the mandatory prepayment of Loans in accordance with Sections 2.10 and  2.11, (iii) after giving effect to the reimbursement of Drawstop Equity Contributions contemplated by the foregoing clause (ii)(D) the aggregate amount of current Drawstop Equity Contributions that have not been reimbursed and (iv) after giving effect to the reservation of contemplated by the foregoing clause (ii)(E), the aggregate amount of reserved contingency in accordance with the VGPL Common Terms Agreement; and
(f)    promptly following any request therefor, (i) such other information regarding the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower or any other VGCP2 Group Entity, VGPL or the Sponsor, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender (through the Administrative Agent) may from time to time reasonably request; or (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering laws.
The Borrower hereby acknowledges that certain of the Lenders may be Public Lenders and, if documents or notices required to be delivered pursuant to Section 5.1 or this Section 5.2 or otherwise are being distributed through Datasite Diligence/IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform (the “Platform”), any document or notice that the Borrower has not clearly and conspicuously marked “PUBLIC” shall not be posted on that portion of the Platform designated for such Public Lenders. The Borrower agrees to use commercially reasonable efforts to clearly designate all information provided to the Administrative Agent by or on behalf of the Borrower which is suitable to make available to Public Lenders. If the Borrower has not indicated whether a document or notice delivered pursuant to this paragraph contains Non-Public Information, the Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive Non-Public Information with respect to the Borrower and its securities (“Private Side Information”). Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected to receive Private Side Information in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to communications that are not made through the “Public” portion of the Platform and that may contain Non-Public Information.
Section 5.3    Payment of Taxes and Other Obligations. The Borrower shall, and shall cause Project Pledgor to, pay, discharge or otherwise satisfy (i) all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon and (ii) all other material obligations, except where (A) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or Project Pledgor, as the case may be, or (B) the failure could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 5.4    Conduct of Business and Maintenance of Existence; Compliance with Law. The Borrower shall, and shall cause each other VGCP2 Group Entity to, (a)(i) preserve, renew and keep in full force and effect its organizational existence and good standing in its jurisdiction of incorporation or organization and (ii) maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except to the extent that failure to maintain thereof could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (b) comply with all Requirements of Law, except to the extent that failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.5    Inspection of Property; Books and Records; Discussions. The Borrower shall, and shall cause each other VGCP2 Group Entity to, (a) keep proper books of records and account in which entries which are full, true and correct, in all material respects, in conformity with GAAP shall be made of all material dealings and transactions in relation to its business and activities and (b) permit representatives of the Administrative Agent to visit and inspect any of its properties and examine any of its books and records at any reasonable time during normal business hours and as often as may reasonably be desired (but, the Administrative Agent may not have more than one visit per any twelve month period except during an Event of Default), upon reasonable advance notice to the Borrower or the applicable other VGCP2 Group Entity, and to discuss, not more than once per any twelve month period, the business, operations, properties and financial and other condition of the Borrower or the applicable other VGCP2 Group Entity with officers and employees of the Borrower or the applicable other VGCP2 Group Entity (and the Borrower and the applicable other VGCP2 Group Entity will be given the opportunity to participate in any such discussions with such independent certified public accountants).

Section 5.6    Notices. Promptly (and in any event not later than three (3) Business Days) after obtaining knowledge of the same, give notice to the Administrative Agent of:
(a)    the occurrence of any Default or Event of Default;
(b)    any dispute, claim, litigation, investigation or proceeding (i) affecting the Borrower or any other VGCP2 Group Entity, Pledgor, Sponsor or VGPL that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (ii) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby;
(c)    any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification;
(d)    any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect; and
(e)    any other development or event that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or Sponsor MAE.
Each notice pursuant to this Section 5.6 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken or proposes to take with respect thereto.
Section 5.7    Maintenance of Lien; Further Assurances; Additional Collateral.
(a)    Take, or cause to be taken, all action reasonably required to maintain and preserve the Liens created by the Security Documents and the priority of such Liens.
(b)    From time to time, execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Administrative Agent may reasonably request for the purposes of more fully creating, maintaining, preserving, perfecting or renewing the Liens granted in favor of (together with the other rights of) the Administrative Agent and the Secured Parties with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the Borrower which are required to become part of the Collateral) pursuant hereto or thereto.
(c)    Promptly discharge, at the Borrower’s cost and expense, any Lien (other than Liens permitted under Section 6.2) on the Collateral.

(d)    Upon the exercise by the Administrative Agent or any Secured Party of any power, right, privilege or remedy pursuant to this Agreement, the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Secured Party may be reasonably required to obtain from the Borrower for such governmental consent, approval, recording, qualification or authorization.
Section 5.8    Auditors. Engage independent certified public accountants of recognized national standing as auditors to audit financial statements.

Section 5.9    Separateness. The Borrower shall, and shall cause each other VGCP2 Group Entity to, comply with the following:
(a)    such Person will maintain deposit accounts and other accounts, separate from those of its parent companies, with commercial banking institutions and will not commingle its funds with those of any other Person;
(b)    such Person will act solely in its name and through its duly authorized officers, managers, representatives or agents in the conduct of its businesses;
(c)    such Person will conduct in all material respects its business solely in its own name, in a manner not misleading to other Persons as to its identity (without limiting the generality of the foregoing, in all oral and written communications (if any), including invoices, purchase orders, and contracts);
(d)    such Person will obtain proper authorization from its board of directors, member(s), shareholder(s) and manager(s), as applicable, for its actions to the extent required by its organizational documents; and
(e)    such Person will comply in all material respects with the terms of its certificate of incorporation and other organizational documents.
Section 5.10    Use of Proceeds. Use the proceeds of the Loans only for those purposes set forth in Section 2.4.

Section 5.11    Sanctions; Anti-Corruption Laws. Maintain in effect policies and procedures reasonably designed to promote compliance by the Loan Parties, each other VGCP2 Group Entity and each of its respective directors, officers, employees, and agents with applicable Sanctions and Anti-Corruption Laws.

Section 5.12    Maintenance of Title. Except as otherwise permitted hereunder, the Borrower shall, and shall cause Project Pledgor to, preserve and maintain good, legal and valid title to, or rights in, all of its properties (including, in the case of the Borrower, the Collateral) free and clear of Liens other than Liens permitted under Section 6.2.

Section 5.13    Early Cargo Revenues.

(a)    On the date the Borrower receives any amounts from the Sponsor under the Contingent Equity Contribution Agreement, the Borrower shall cause all such amounts to be deposited in the ECR Account.
(b)    Until the occurrence of the Termination Date, the Borrower shall not, and shall have no right to, apply such amounts in the ECR Account for any purpose other than, in the following order of priority, (i) the prepayment in full of the Equity Bridge Loans in accordance with Sections 2.10 and  2.11(b)(i); (ii) upon the prepayment of all Equity Bridge Loans, the prepayment of the Interest Reserve Loans then outstanding in accordance with Sections 2.10 and  2.11(b)(i); and (iii) upon the repayment in full of all Interest Reserve Loans and all other Obligations, as directed by the Borrower.
Section 5.14    Tax Treatment. Each party hereto agrees (a) that the Loans are intended to be treated as debt for U.S. federal income tax purposes, and (b) to report the Loans on their U.S. federal income tax returns in a manner consistent with this Section 5.14 unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

Section 5.15    Interest Reserve Account. Open and maintain the Interest Reserve Account and, on the Closing Date, fund the Interest Reserve Account with cash from the Interest Reserve Loan proceeds in an amount that is equal to the aggregate principal amount of the Interest Reserve Facility minus any fees and expenses incurred in connection with the Facilities as of the Closing Date; provided that the Borrower shall not be required to maintain such amount in the Interest Reserve Account on any date after the Closing Date.

Section 5.16    Early Cargo Revenue Account. Open and maintain the ECR Account and, from time to time, fund the ECR Account with Early Cargo Revenues received from the Sponsor or one or more parent companies of the Borrower pursuant to the Contingent Equity Contribution Agreement.

Section 5.17    VGCP2 Project Financing. Cause Project Pledgor, Project Borrower and the Project Guarantors to comply with all of the terms and provisions of the Project Financing Documents; provided that, any waiver of any such terms and provisions by the applicable lenders under the Project Financing Documents shall be deemed to constitute a waiver of this Section 5.17 by the Lenders, so long as such waiver is in effect.

Section 5.18    Additional Beneficial Ownership Certification. At least five (5) days prior to any Person becoming a Loan Party, if requested by any Lender, the Borrower shall cause any such Person that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and has not previously delivered a Beneficial Ownership Certification to deliver a Beneficial Ownership Certification to the Administrative Agent and the Lenders.
SECTION 6.    NEGATIVE COVENANTS
The Borrower hereby agrees that, so long as the Termination Conditions have not been satisfied, the Borrower shall not, and shall not permit Project Pledgor to, directly or indirectly (provided that, for the avoidance of doubt, “indirectly” shall not include any action permitted to be taken by the Project Borrower or the Project Guarantor under the Project Financing Documents) or, as applicable, any other VGCP2 Group Entity to:
Section 6.1    Limitation on Indebtedness. With respect to the Borrower and Project Pledgor, create, incur or assume any Indebtedness, except with respect to the Borrower:
(a)    Indebtedness of the Borrower pursuant to any Loan Document;
(b)    to the extent constituting Indebtedness, indebtedness arising from honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course or other cash management services in the ordinary course of business;
(c)    trade or other similar Indebtedness incurred in the ordinary course of business, which is (i) not more than ninety (90) days past due or (ii) being contested in good faith and by appropriate proceedings;
(d)    contingent liabilities incurred in the ordinary course of business, including the acquisition or sale of goods, services, supplies or merchandise in the normal course of business and the endorsement of negotiable instruments received in the normal course of business;
(e)    Indebtedness under Interest Rate Hedge Agreements; and
(f)    any other unsecured Indebtedness in an aggregate amount outstanding at any one time not to exceed $20,000,000 for general corporate purposes.
Section 6.2    Limitation on Liens. With respect to the Borrower or Project Pledgor, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:
(a)    Liens for Taxes not overdue by more than forty-five (45) days or Liens with respect to Taxes, assessments or other governmental charges or levies that are being contested in good faith by appropriate proceedings, provided that, in the case of Liens with respect to contested Taxes, assessments or other governmental charges or levies, adequate reserves with respect thereto are maintained on the books of the Borrower, as the case may be, in conformity with GAAP;
(b)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 7.1(j);
(c)    Liens created pursuant to the Loan Documents;
(d)    with respect to Project Pledgor, Liens on the equity interests of the Project Borrower and each Project Guarantor (and all proceeds thereof) created pursuant to the Project Financing Documents and any Liens permitted to be created under the Project Financing Documents;

(e)    any right of set-off, refund or charge-back available to any bank or other financial institution or any other Lien arising in connection therewith;
(f)    other Liens of the Borrower securing obligations not constituting Indebtedness in an aggregate principal amount at any time outstanding not to exceed $20,000,000; and
(g)    Liens created pursuant to any Secured Hedge Agreements.
Section 6.3    Limitation on Fundamental Changes. With respect to any VGCP2 Group Entity, merge, consolidate or amalgamate, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or change its form of organization, or Dispose of (other than the granting of a Lien permitted by Section 6.2) all or substantially all of its Property or business.

Section 6.4    Limitation on Disposition of Property. With respect to the Borrower or Project Pledgor, dispose of any of its Property (including receivables and leasehold interests), whether now owned or hereafter acquired, except:
(a)    Dispositions of cash and Cash Equivalents in the ordinary course of business;
(b)    Dispositions in compliance with any applicable court or governmental order; and
(c)    settlement, release, waiver or surrender of contract, tort or other claims in the ordinary course of business or a grant of a Lien not prohibited by the Loan Documents.
Section 6.5    Limitation on Restricted Payments. With respect to each VGCP2 Group Entity, declare or pay any dividend or other distribution on or with respect to, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement, cancellation, termination or other acquisition of, any Capital Stock of the Borrower, whether now or hereafter outstanding, or make any other payment on account of any return of capital to any such Person’s stockholders, partners or members (or the equivalent of any thereof), either directly or indirectly, whether in cash or property or in obligations of the Borrower (collectively, “Restricted Payments”), except that any VGCP2 Group Entity other than the Borrower shall make Restricted Payments to the Borrower to the extent permitted under the Project Financing Documents; provided that, the Project Borrower may retain an operating reserve equal to the following six (6) months of Operation and Maintenance Expenses (as defined in the Common Terms Agreement) as set forth in the Operating Budget (as defined in the Common Terms Agreement).

Section 6.6    Limitation on Investments. With respect to the Borrower or Project Pledgor, make or hold any Investment, except:

(a)    extensions of trade credit (or notes receivable arising from such grant) and deposits, prepayments and other credits to suppliers made in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors or in connection with the bankruptcy or reorganization of suppliers or customers or in settlement of delinquent obligations of, or other disputes with, suppliers and customers, and other credits to suppliers in the ordinary course of business;
(b)    Investments in cash and Cash Equivalents;
(c)    Investments by the Borrower in the Project Borrower, each Project Guarantor and/or the Project Pledgor;
(d)    Investments by the Project Pledgor in the Project Borrower and each Project Guarantor;
(e)    Investments existing on the Closing Date; and
(f)    Investments consisting of Interest Rate Hedge Agreements entered into in accordance with Section 6.1(e).
Section 6.7    Limitation on Transactions with Affiliates. With respect to the Borrower or Project Pledgor, enter into any transaction, including any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate, unless such transaction (or, if applicable, the series of related transactions to which such transaction is related) is upon terms no less favorable to the Borrower or Project Pledgor, as the case may be, than it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate, other than (a) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers, employees and consultants in the ordinary course of business, (b) Restricted Payments permitted under Section 6.5 and Investments permitted under Section 6.6, and (c) equity contributions in the Borrower made by the Sponsor, the Pledgor or any of their Affiliates.

Section 6.8    Limitation on Amendments to Organizational Documents. With respect to any VGCP2 Group Entity, amend its certificate of incorporation or other organizational documents in any manner that is materially adverse to the Lenders.

Section 6.9    Limitation on Changes in Fiscal Periods or Accounting Policies. With respect to any VGCP2 Group Entity:
(a)    permit the fiscal year of the applicable VGCP2 Group Entity to end on a day other than December 31 or change such VGCP2 Group Entity’s method of determining fiscal quarters; or
(b)    change its accounting or financial reporting policies other than as permitted in accordance with GAAP or Requirements of Law.

Section 6.10    Limitation on Negative Pledge Clauses. With respect to the Borrower or Project Pledgor, enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Borrower or Project Pledgor to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations, other than this Agreement and the other Loan Documents and with respect to the Project Pledgor, the Project Financing Documents, and except to the extent that any such agreement (a) exists as of the Closing Date or (b) any customary provisions in leases, subleases, licenses, sublicenses, contracts for management or development of Property, asset sale agreements, merger agreements, stock purchase agreements and other contracts restricting the same, in each case, entered into in the ordinary course of business; provided that, to the extent any such agreement is entered into after the Closing Date, such prohibition or limitation shall only be effective against the Property that is the subject of such other leases, subleases, licenses, sublicenses, agreements, contracts or deposits or to such Liens.

Section 6.11    No Employees. With respect to any VGCP2 Group Entity, have any employees.

Section 6.12    Limitations on Joint Ventures and Subsidiaries. With respect to any VGCP2 Group Entity, become a general partner in any general or limited partnership, become a joint venture partner in any Joint Venture or organize any new Subsidiary.

Section 6.13    Limitations on Changes in Nature of Business; Tax Matters. With respect to any VGCP2 Group Entity, (a) engage in any business other than the applicable Permitted Business or (b) cease to be an entity disregarded for US federal, state and local income tax purposes.
Section 6.14    Limitations on Sale and Leaseback Transactions. With respect to the Borrower or Project Pledgor, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety, with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which the Borrower or Project Pledgor (as applicable) (a) has sold or transferred or is to sell or to transfer to any other Person or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Borrower or Project Pledgor (as applicable) in connection with such lease.

Section 6.15    Margin Regulations. With respect to the Borrower, use any part of the proceeds of the Loans to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X.

Section 6.16    Anti-Money Laundering and Anti-Corruption Laws; Sanctions. With respect to the Loan Parties and any other VGCP2 Group Entity:
(a)    Fail to comply in all material respects with the Laws referred to in Section 3.20.
(b)    Directly or knowingly indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of Anti-Corruption Laws, (ii)  in violation of Anti-Money Laundering Laws, or (iii) (A) to fund any activities or business of or with any Sanctioned Person or in any Sanctioned Country, or (B) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as Administrative Agent, Arranger, Lender, underwriter, advisor, investor, or otherwise).
Section 6.17    Limitation on Restrictions on Subsidiary Distributions. Each VGCP2 Group Entity shall not, and shall not permit any of its Subsidiaries to, enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to make Restricted Payments in respect of any Capital Stock of such Subsidiary held by the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of any restrictions existing under (i) the Loan Documents or (ii) the Project Financing Documents, in the case of the foregoing clause (ii), existing on the date hereof.

Section 6.18    Hedge Agreements. None of the Loan Parties shall enter into any Hedge Agreement, other than Interest Rate Hedge Agreements entered into in accordance with Section 6.1(e), on a non-speculative basis.
SECTION 7.    EVENTS OF DEFAULT
Section 7.1    Events of Default. Each of the following events shall constitute an “Event of Default”:
(a)    the Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder or under any other Loan Document, within three (3) Business Days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or
(b)    (i) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect (or, in the case of any such representation or warranty under this Agreement or any other Loan Document already qualified by materiality, such representation or warranty shall prove to have been incorrect in any respect) on or as of the date made or deemed made, and such default shall continue unremedied for a period of thirty (30) days after the date on which the Loan Parties obtain knowledge thereof or (ii) any representation or warranty made or deemed made by the Sponsor in the Contingent Equity Contribution Agreement shall prove to have been incorrect in any respect and could reasonably be expected to, individually or in the aggregate, have a Sponsor MAE on or as of the date made or deemed made, and such default shall continue unremedied for a period of thirty (30) days after the date on which the Sponsor obtains knowledge thereof; or

(c)    the Borrower shall default in the observance or performance of any agreement, condition or covenant contained in clause (i) of Section 5.4(a), Section 5.6(a), Section 5.11, Section 5.13(a), Section 5.13(b) or Section 6 or Pledgor shall default in the observance of Section 4.8 of the Security Agreement, and such default shall continue unremedied for a period of three (3) Business Days after the earlier of (A) the date on which a Responsible Officer of any Loan Party obtains knowledge of such default and (B) the date on which any Loan Party has received written notice of such default from the Administrative Agent; or
(d)    any Loan Party shall default in the observance or performance of any other agreement, condition or covenant contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 7.1), and such default shall continue unremedied for a period of thirty (30) days after the earlier of (i) the date on which a Responsible Officer of any Loan Party obtains knowledge of such default and (ii) the date on which any Loan Party has received written notice of such default from the Administrative Agent; or
(e)    an “Event of Default” (as defined in the Common Terms Agreement) has occurred and is continuing; or
(f)    (i) an “Event of Default” (as defined in the VGPL CTA) pursuant to Sections 15.1(a), 15.1(d) or 15.1(n) of the VGPL CTA has occurred and is continuing, or (ii) any other “Event of Default” (as defined in the VGPL CTA) has occurred and is continuing, and has continued for a period of at least forty-five (45) days after the date such “Event of Default” (as defined in the VGPL CTA) first occurred; or
(g)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any VGCP2 Group Entity, Pledgor or the Sponsor or, in each case, each such entity’s debts, or of a substantial part of its assets, under any Debtor Relief Law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any VGCP2 Group Entity, Pledgor or the Sponsor or for a substantial part of any such entity’s assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of sixty (60) or more days or an order or decree approving or ordering any of the foregoing shall be entered; or
(h)    any VGCP2 Group Entity, Pledgor or the Sponsor shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section 7.1, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any VGCP2 Group Entity, Pledgor or the Sponsor or for a substantial part of any such entity’s assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or

(i)    any VGCP2 Group Entity, Pledgor or the Sponsor shall become unable, admit in writing its inability or fail generally to pay its debts as they become due; or
(j)    one or more monetary judgments or decrees shall be entered against the Borrower, Project Pledgor or the Pledgor involving for the Borrower, Project Pledgor and the Pledgor, taken as a whole, a liability (to the extent not paid or covered by insurance as to which the relevant insurance company has not denied coverage in writing) of $20,000,000 or more, and all such judgments or decrees shall not have been paid, vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or
(k)    any non-monetary judgment, order or decree shall be rendered against the Borrower, Project Pledgor, Pledgor or the Sponsor that has resulted in a Material Adverse Effect or Sponsor MAE, and there shall be any period of sixty (60) days during which a stay of enforcement of such judgment, order or decree, by reason of a pending appeal or otherwise, shall not be in effect; or
(l)    any of the Loan Documents or the Contingent Equity Contribution Agreement shall cease, for any reason, to be in full force and effect, or the Borrower, the Pledgor, the Sponsor or any Affiliate of the Borrower shall so assert in writing, or any Lien created by any of the Security Documents shall cease for any reason (other than (i) by reason of the express release thereof pursuant to Section 8.10 or the terms thereof or (ii) solely as a result of a UCC filing having lapsed because a UCC continuation statement (or similar statements or filings in other jurisdictions) was not filed in a timely manner) to be valid, perfected, enforceable and of the same effect and priority purported to be created thereby with respect to any material portion of the Collateral, or the Borrower, the Pledgor, the Sponsor or any Affiliate of the Borrower shall so assert in writing; or
(m)    any Change of Control shall occur; or
(n)    any ERISA Event which individually or in the aggregate results in or could reasonably be expected to have a Material Adverse Effect; or
(o)    the Sponsor shall default in the observance or performance of any agreement, condition or covenant contained in the Contingent Equity Contribution Agreement; or
(p)    the Sponsor shall (i) default in making any payment of any principal of any Material Indebtedness (including any Hedge Agreement) on the scheduled due date with respect thereto, (ii) default in making any payment of any interest on any such Material Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, or (iii) default in the observance or performance of any other agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, all such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase all obligations by the obligor thereunder;
then, and in every such event (other than an event with respect to the Borrower described in clause (g), (h) or (i) of this Section 7.1), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times:
(i)    terminate the Commitments, and thereupon the Commitments shall terminate immediately;
(ii)    declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and
(iii)    exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents and Requirements of Law;
provided that, in case of any event with respect to the Borrower described in clause (g), (h) or (i) of this Section 7.1, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations accrued hereunder, shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided further that (x) in the case of Section 7.1(e), if the Event of Default (as defined in the Common Terms Agreement) is waived pursuant to the Project Financing Documents, then such Event of Default shall be automatically deemed waived hereunder as well upon delivery of a written notice by the Borrower to the Administrative Agent, so long as such waiver is in effect and (y) in the case of an Event of Default arising under Section 7.1(d) in connection with any failure to comply with the covenants in Section 5.17, if the applicable term or provision is waived pursuant to the Project Financing Documents, then such Event of Default shall be automatically deemed waived hereunder as well upon delivery of a written notice by the Borrower to the Administrative Agent, so long as such waiver is in effect.
Section 7.2    Application of Proceeds. All proceeds collected by the Administrative Agent upon any collection, sale, foreclosure or other realization upon any Collateral (including any distribution pursuant to a plan of reorganization), including any Collateral consisting of cash, shall be applied as follows:
FIRST, to the payment of all costs and expenses incurred by the Administrative Agent (in its capacity as such hereunder or under any other Loan Document) in connection with such collection, sale, foreclosure or realization or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of the Borrower and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;
SECOND, to the payment in full of all Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and
THIRD, to the Borrower, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.
In addition, in the event that the Administrative Agent receives any non-cash distribution upon any collection, sale, foreclosure or other realization upon any Collateral, such non-cash distribution shall be allocated in the manner described above, with the value of such non-cash distribution being reasonably determined by the Administrative Agent; provided that, the Administrative Agent shall apply any cash distribution in accordance with this Section 7.2 prior to application of any such non-cash distribution. The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.
SECTION 8.    THE ADMINISTRATIVE AGENT
Section 8.1    Appointment and Authority.
(a)    Each of the Lenders hereby irrevocably appoints The Bank of Nova Scotia, Houston Branch to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 8.1 are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have rights as a third party beneficiary of any of such provisions (except as provided in Section 8.6 below). It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)    The Administrative Agent shall also act as the collateral agent under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by the Borrower to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as collateral agent, and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 8.5 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Section 8 and Section 9 (including Section 9.5(b), as though such co-agents, sub-agents and attorneys-in-fact were the collateral agent under the Loan Documents) as if set forth in full herein with respect thereto.
Section 8.2    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 8.3    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that, the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Lender in violation of any Debtor Relief Law;
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity;
(d)    shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.1) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender;
(e)    shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, (vi) perfecting, maintaining, monitoring, preserving or protecting the security interest or lien (including the priority thereof) granted under this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, (vii) the filing, re-filing, recording, re-recording or continuing of any document, financing statement, assignment, notice, instrument of further assurance or other instrument in any public office at any time or times, (viii) providing, maintaining, monitoring or preserving insurance on or the payment of Taxes with respect to any of the Collateral or (ix) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent;
(f)    shall not be required to qualify in any jurisdiction in which it is not presently qualified to perform its obligations as Agent;
(g)    shall not be required to (i) expend or risk its own funds or provide indemnities in the performance of any of its duties hereunder or the exercise of any of its rights or powers, or (ii) otherwise incur any financial liability in the performance of its duties hereunder or the exercise of any of its rights or powers, except for such expense, indemnity or liability, if any, arising out of the Administrative Agent’s gross negligence or willful misconduct in the performance of its duties hereunder or under any other Loan Document, as determined by a judgment of a court of competent jurisdiction by final and nonappealable judgment; and
(h)    shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (ii) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender.
No requirement in any Loan Document for the Borrower to provide evidence, opinion, information, documentation or other material requested or required by the Administrative Agent shall be construed to mean that the Administrative Agent has any responsibility to request or require such evidence, opinion, information, documentation or other material. No Lender shall assert, and each Lender hereby waives, any claim against the Administrative Agent, including any predecessor agent, its sub-agents and their respective Affiliates in respect of any action taken or omitted to be taken by any of them, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.
Section 8.4    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower or any Lender), independent accountants and other experts, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.5    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 8 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 8.6    Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be an existing Lender, an Affiliate of any such bank with an office in the United States, or any other bank with an office in the United States with the prior written consent of the Borrower, in each case other than a Disqualified Lender. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that, whether or not a successor has been so appointed, such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) except for any indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 8.6). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 8 and Section 9.5 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Section 8.7    Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 8.8    No Other Duties, Etc. Anything herein to the contrary notwithstanding, the Arrangers listed on the cover page hereof shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in their capacities, as applicable, as the Administrative Agent or a Lender hereunder.

Section 8.9    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 9.5) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 9.5.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding.
Section 8.10    Collateral Matters; Rights Under Hedge Agreements.
(a)    Each of the Lenders irrevocably authorizes the Administrative Agent to release or evidence the release of any Lien on any property granted to or held by the Administrative Agent under any Loan Document, in each case as provided in Section 9.18.
(b)    Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property pursuant to Section 9.18.

(c)    No Secured Hedge Agreement will create (or be deemed to create) in favor of any Lender Counterparty that is a party thereto any rights to manage or release any Collateral under the Loan Documents except as expressly provided in Section 9.1(viii). By accepting the benefits of the Collateral, such Lender Counterparty shall be deemed to have appointed the Administrative Agent as its agent and agreed to be bound by the Loan Documents as a Secured Party, subject to the limitations set forth in this Section 8.10.
Section 8.11    Withholding Taxes. To the extent required by any applicable Requirements of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax except to the extent that such Lender has established an exemption from or reduction of such withholding Tax by complying with the requirements of paragraph (f) or (g) of Section 2.16 or that such Tax has been withheld by any Loan Party. Without limiting or expanding the provisions of Section 2.16, each Lender shall severally, and not jointly, indemnify the Administrative Agent against, and shall make payable in respect thereof within ten (10) Business Days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective), in each case, only to the extent that any Loan Party has not indemnified (and made whole) the Administrative Agent for such Taxes. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 8.11. The agreements in this Section 8.11 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

Section 8.12    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement;

(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of sub-section (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or
(iv)    such Lender shall have made such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
Section 8.13    Erroneous Payments.
(a)    Each Lender hereby agrees that (i) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, an “Erroneous Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Erroneous Payment (or a portion thereof), such Lender shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (ii) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.13(a) shall be conclusive, absent manifest error.
(b)    Each Lender hereby further agrees that if it receives an Erroneous Payment from the Administrative Agent or any of its Affiliates (i) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Erroneous Payment (an “Erroneous Payment Notice”) or (ii) that was not preceded or accompanied by an Erroneous Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Erroneous Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware an Erroneous Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(c)    The Borrower hereby agrees that (i) in the event an Erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (ii) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.
(d)    Each party’s obligations under this Section 8.13 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations.

SECTION 9.    MISCELLANEOUS
Section 9.1    Amendments and Waivers. Neither this Agreement or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 9.1. The Required Lenders and the Borrower may, or (with the written consent of the Required Lenders) the Administrative Agent and the Borrower may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding or removing any provisions to this Agreement or the other Loan Documents or changing in any manner the rights and obligations of the Lenders or the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided that, the Administrative Agent may, with the consent of the Borrower only and without the need to obtain the consent of any Lender, amend, supplement or modify this Agreement or any other Loan Document to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, supplement or modification does not adversely affect the rights of any Lender or the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment; provided further that, no such waiver and no such amendment, supplement or modification shall:
(i)    forgive the principal amount of any Loan, extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest, fee or premium payable under this Agreement (except in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders)), extend the time for payment of any interest, fees or premium or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the consent of each Lender directly and adversely affected thereby;
(ii)    impose any additional restriction on any Lender’s ability to assign any of its rights or obligations hereunder or under the other Loan Documents without the consent of each Lender directly and adversely affected thereby;
(iii)    amend, modify or waive any provision of this Section 9.1, without the consent of each Lender, or reduce any percentage specified in the definition of Required Lenders or reduce the consent required under any provision pursuant to which the consent of Required Lenders is necessary, in each case, without the consent of each Lender directly affected thereby;
(iv)    consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents without the consent of each Lender;

(v)    amend, modify or waive any provision of Section 8, or any other provision affecting the rights, duties or obligations of the Administrative Agent, without the consent of the Administrative Agent;
(vi)    amend, modify or waive any provision of Section 2.13 without the consent of each Lender directly affected thereby;
(vii)    amend, modify or waive the priority of payments set forth in Sections 7.2 without the consent of each Lender directly affected thereby;
(viii)    except upon satisfaction of the Termination Conditions, release all or substantially all of the Collateral in any transaction or series of related transactions or release the Sponsor or Pledgor from its obligations under the Contingent Equity Contribution Agreement, in each case without the written consent of each Lender;
(ix)    amend, modify or waive any provision of this Agreement or the Security Agreement so as to alter the ratable treatment of Obligations arising under the Loan Documents and Obligations arising under Secured Hedge Agreements or the definitions of “Lender Counterparty,” “Secured Hedge Agreement” or “Obligations” (with respect to the treatment of obligations under Secured Hedge Agreements) in each case in a manner adverse to any Lender Counterparty with Obligations then outstanding without the written consent of any such Lender Counterparty;
(x)    reduce the percentage of Early Cargo Revenues set forth in the definition of “Equity Contribution Amount” in the Contingent Equity Contribution Agreement without the written consent of each Lender; or
(xi)    subordinate the Loans to any other Indebtedness for borrowed money or subordinate any Lien securing the Loans on a material portion of the Collateral to any other Lien securing any other Indebtedness, in each case, except any “debtor-in-possession” facility without the consent of each Lender;
provided further that, any Loan Document may be waived, amended, supplemented or modified pursuant to an agreement or agreements in writing entered into by the Borrower and the Administrative Agent (without the consent of any Lender) solely to grant a new Lien for the benefit of the Secured Parties or extend an existing Lien over additional property.
Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section 9.1; provided that, delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.
Section 9.2    Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telefacsimile or e-mail), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three (3) Business Days after being deposited in the mail, postage prepaid, or, in the case of telefacsimile notice, when received, addressed (a) in the case of the Borrower and the Administrative Agent, as follows, or (b) in the case of any Lender, as indicated to the Administrative Agent in writing or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance:
Borrower:     CP2 LNG Holdings, LLC
1001 19th Street North
Suite 1500
Arlington, VA 22209
Attention: [***]
Fax: [***]
E-mail: [***]

With a copy to

Attention: [***]
E-mail: [***]

Administrative Agent:    The Bank of Nova Scotia, Houston Branch,
as Administrative Agent
711 Louisiana St., Suite 1400
Houston, TX 77002
Attention: [***]
Email: [***]
Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing in the English language (or, if not available in the English language, accompanied by an English language translation of such document) and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by email to the address, and/or email address of the party hereto to whom notice is being sent set forth above.
The Borrower agrees that (i) the Administrative Agent may, but shall not be obligated to, make any communications available to the Lenders by posting the communications on the Platform and (ii) the Administrative Agent shall, and the Borrower hereby expressly authorizes the Administrative Agent to, promptly (A) post the list of Disqualified Lenders provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) and the

Disqualified Advisor List on the Platform, including that portion of the Platform that is designated for Public Lenders and/or (B) provide the DQ List and the Disqualified Advisor List to each Lender requesting the same.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment) and (ii) notices and other communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefore; provided that, for both clauses (i) and (ii) above, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE MATERIALS AND/OR INFORMATION PROVIDED BY OR ON BEHALF OF THE BORROWER HEREUNDER (“BORROWER MATERIALS”) OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of materials and/or information provided by or on behalf of the Borrower hereunder through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided that, in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
Section 9.3    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 9.4    Survival of Representations and Warranties. All representations and warranties made herein, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

Section 9.5    Payment of Expenses; Indemnification.
(a)    The Borrower agrees (i) to pay or reimburse each of the Agent Parties, and the Arrangers for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, negotiation, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable and documented fees and disbursements of a single law firm as counsel to the Administrative Agent and the Arrangers and one local counsel to the Administrative Agent in any relevant jurisdiction, and including the maintenance of any datasites (such as DebtDomain) for the administration of the transactions contemplated hereby, (ii) to pay or reimburse each Lender and the Agent Parties for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including the reasonable and documented fees and disbursements of a single law firm as counsel to the Lenders and the Agent Parties taken as a whole and one local counsel to the Lenders and the Agent Parties taken as a whole in any relevant material jurisdiction (or, with respect to enforcement, any relevant jurisdiction) and, if a conflict exists among such Persons, one additional primary counsel and, if necessary or advisable, one local counsel in each relevant jurisdiction, and (iii) to pay, indemnify or reimburse each Lender, the Arrangers, the Agent Parties, their respective Affiliates, and their respective officers, directors, trustees, employees, advisors, agents and controlling persons (each, an “Indemnitee”) for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, claims (including Environmental Claims), actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (limited to, in the case of counsel, the reasonable and documented fees and disbursements of a single law firm as counsel to the Indemnitees taken as a whole and one local counsel to the Indemnitees taken as a whole in any relevant jurisdiction and, if a conflict exists among such Persons and the Indemnitee affected by such conflict notifies the Borrower of the existence of such conflict, one additional primary counsel and, if necessary or advisable, one local counsel in each relevant jurisdiction) whether direct, indirect, special or consequential, incurred by an Indemnitee or asserted against any Indemnitee arising out of, or as a result of (A) the execution, enforcement or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder, (B) any Loan or the use or proposed use of the proceeds thereof, (C) the generation, use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing, by the Borrower, or any liability under any Environmental Law related in any way to the Borrower or any of its properties, or (D) any actual or prospective claim, litigation, investigation or proceeding arising out of, or as a result of the foregoing, whether based on contract, tort or any other theory, whether brought by any third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto (all the foregoing in this clause (iii), collectively, the “Indemnified Liabilities”), but excluding, in each case, Taxes other than any Taxes that represent losses, damages, etc., arising from a non-Tax claim; provided that, the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence, willful misconduct or material breach in bad faith of its obligations under this Agreement of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by unauthorized persons of information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons, except to the extent that such damages have resulted from the gross negligence, willful misconduct or material breach in bad faith of its obligations under this Agreement of such Indemnitee. Neither any Indemnitee nor the Borrower shall be liable for any special, indirect, consequential or punitive damages in connection with the Facilities; provided that, this sentence shall not otherwise affect the indemnification and reimbursement obligations of the Borrower in this Section 9.5. Without limiting the foregoing, and to the extent permitted by applicable Law, the Borrower agrees not to assert, and hereby waives all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that it might have by statute or otherwise against any Indemnitee other than those resulting from the gross negligence, willful misconduct or material breach in bad faith of its obligations under this Agreement of such Indemnitee. All amounts due under this Section 9.5 shall be payable not later than ten (10) days after written demand therefor. The agreements in this Section 9.5 shall survive the termination of the Commitments and the repayment of the Loans and all other amounts payable hereunder.
(b)    Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) of this Section 9.5 to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity.
Section 9.6    Successors and Assigns; Participations and Assignments.
(a)    This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender.
(b)    At any time any Lender may, without the consent of the Borrower, in accordance with applicable Law, at any time sell to one or more banks, financial institutions or other entities (each, a “Participant”) participating interests in any Loan owing to such Lender or any other interest of such Lender hereunder and under the other Loan Documents; provided that, no Lender shall be permitted to sell any such participating interest to (i) the Borrower or any of its Affiliates, (ii) any natural person (or a holding company, investment vehicle or trust for, or owned and operated for, the primary benefit of one or more natural persons) or (iii) any Disqualified Lender. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would require the consent of all Lenders or all affected Lenders pursuant to Section 9.1. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 9.7(a) as fully as if such Participant were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled through the Lender granting the participation to the benefits of Sections 2.15 or 2.16 (subject to the requirements and limitations of such Sections, Sections  2.17 and  2.18, including the requirements of Section 2.16(f) through (i) (it being agreed that any required forms shall be provided solely to the participating Lender)) with respect to its participation in the Loans outstanding from time to time as if such Participant were a Lender; provided that, no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred, except to the extent that entitlement to a greater amount results from a change in Law that occurs after such Participant acquires the applicable participation, unless such transfer was made with the Borrower’s prior written consent (which consent shall not be unreasonably withheld or delayed). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal and interest amounts of each Participant’s interest in the Loans held by it (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of the participation in question for all purposes of this Agreement, notwithstanding notice to the contrary. No Lender shall have any obligation to disclose all or any portion of a Participant Register (including the identity of any Participant or any information relating to a Participant’s interest under any Loan Document) to any Person except to the extent such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form within the meaning of Sections 163(f), 871(h)(2), and 881(c)(2) of the Code and any regulations thereunder (and any amended or successor versions), including under Section 5f.103-1(c) and proposed Section 1.163-5 of the United States Treasury Regulations (and any amended or successor versions).
(c)    Any Lender (an “Assignor”) may, in accordance with applicable Law and the written consent of the Administrative Agent (which shall not be unreasonably withheld or delayed) and, so long as no Event of Default has occurred and is continuing, the Borrower (which shall not be unreasonably withheld or delayed) (provided that, the Borrower shall be deemed to have consented to any such assignment unless they shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof), assign to any Permitted Assignee (an “Assignee”) all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance executed by such Assignee and such Assignor and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that, assignments made to any Lender, or any Affiliate or Related Fund thereof will not be subject to the above described consents; provided further that, no assignment to an Assignee (other than any Lender or any Affiliate thereof) of Loans shall be in an aggregate principal amount of less than $1,000,000 (other than in the case of an assignment of all of a Lender’s interests in the Facilities under this Agreement) and, after giving effect thereto, the assigning Lender (if it shall retain any Loans) shall have Loans aggregating at least $1,000,000 unless otherwise agreed by the Administrative Agent and the Borrower; provided further that, no Lender shall be permitted to assign all or any part of its rights and obligations under this Agreement to (i) the Borrower or any of its Affiliates, (ii) any natural person or (iii) any Disqualified Lender. Upon such execution, delivery, acceptance and recording in the Register, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor’s rights and obligations under this Agreement, such Assignor shall cease to be a party hereto, except as to Sections 2.15, 2.16 and 9.5 in respect of the period prior to such effective date). For purposes of the minimum assignment amounts set forth in this paragraph, multiple assignments by two or more Related Funds shall be aggregated.
(d)    Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 9.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (provided that, (i) Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment and (ii) no such fee shall be required to be paid in the case of an Assignee which is already a Lender or any Affiliate or Related Fund thereof), the Administrative Agent shall (1) promptly accept such Assignment and Acceptance and (2) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Borrower. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the applicable Equity Bridge Loan Notes or Interest Reserve Loan Notes of the assigning Lender) a new Equity Bridge Loan Note or Interest Reserve Loan Note (as applicable) to such Assignee in an amount equal to the Loans assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained Loans, upon request, a new Equity Bridge Loan Note or Interest Reserve Loan Note (as applicable) to the Assignor in an amount equal to the Loans retained by it hereunder. Such new Equity Bridge Loan Note(s) or Interest Reserve Loan Note(s) shall be dated the Closing Date and shall otherwise be in the form of the Equity Bridge Loan Note(s) or Interest Reserve Loan Note(s) replaced thereby.
(e)    Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with Section 9.6(c) and 9.6(d) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.6(b).
(f)    For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 9.6 concerning assignments of Loans and Equity Bridge Loan Notes or Interest Reserve Loan Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests in Loans and Equity Bridge Loan Notes or Interest Reserve Loan Notes, including any pledge or assignment by a Lender of any Loan or Equity Bridge Loan Notes or Interest Reserve Loan Notes to any Federal Reserve Bank and any central bank in accordance with applicable Law.
Section 9.7    Adjustments; Set-off.
(a)    If any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7.1(g) or (h) or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Obligations, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided that, if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.
(b)    In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuation of any Event of Default, each Lender and each of its Affiliates shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable Law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided that, the failure to give such notice shall not affect the validity of such setoff and application.
Section 9.8    Counterparts; E-Signature. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent. The words “execution”, “execute”, “signed”, “signature”, and words of like import in or related to any document signed or to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the parties hereto, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9.9    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9.10    Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

Section 9.11    GOVERNING LAW. THIS AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT, EACH OTHER LOAN DOCUMENT AND ANY CLAIM, CONTROVERSY, DISPUTE, PROCEEDING OR CAUSE OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT

LAW OR IN EQUITY) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 9.12    Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:
(a)    submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party (including any claims sounding in contract, tort or otherwise and whether at law or in equity), or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;
(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;
(d)    agrees that the Administrative Agent and the Lenders retain the right to bring proceedings against the Borrower in the courts of any other jurisdiction in connection with the exercise of any rights under any Loan Document or the enforcement of any judgment;
(e)    agrees that nothing herein shall affect the right of the Administrative Agent and the Lenders to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
(f)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 9.12 any special, exemplary, punitive or consequential damages.
Section 9.13    Acknowledgments. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, (ii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (iii) the Borrower is capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) the Administrative Agent and the Arrangers are and have been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, have not been, are not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person, and (ii) none of the Administrative Agent or the Arrangers have any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Administrative Agent or the Arrangers have any obligation to disclose any of such interests to the Borrower or any of its Affiliates. To the fullest extent permitted by law, each of the Borrower hereby waives and releases any claims that it may have against the Administrative Agent or any Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 9.14    Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of all information provided to it by the Borrower or any of its Affiliates relating to the Borrower, any of its Affiliates, or any of its or their businesses, other than (i) any such information that is available to the Administrative Agent or such Lender on a nonconfidential basis prior to disclosure by the Borrower and (ii) information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry (“Information”); provided that, nothing herein shall prevent the Administrative Agent or any Lender from disclosing any Information (a) to the Administrative Agent, any other Lender or any Affiliate of any thereof, (b) to any Participant or Assignee (each, a “Transferee”) or prospective Transferee that agrees to comply with the provisions of this Section 9.14 or substantially equivalent provisions (it being understood that the list of Disqualified Lenders may be disclosed to any Transferee or, to the extent any such Person would be permitted to become a Transferee pursuant to this Agreement, a prospective Transferee in reliance on this clause (b)), (c) to any of its Affiliates or any of its or its Affiliates’ employees, partners, directors, officers, agents, trustees, administrators, managers, attorneys, accountants, advisors and other representatives, it being understood and agreed that such Persons to whom such Information is disclosed will be informed of the confidential nature of such Information and will be instructed to keep such Information confidential, (d) to any financial institution (or its Related Parties) that is an actual or prospective direct or indirect contractual counterparty in any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement and payments hereunder, or any Permitted Assignee or participant acquiring, or potentially acquiring, any interest of a Lender under this Agreement, or any such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.14 or substantially equivalent provisions), (e) upon the request or demand of any Governmental Authority having jurisdiction over such Person, (f) to the extent required by order of any court or other Governmental Authority or to the extent otherwise required pursuant to any Requirement of Law or by any subpoena or similar legal process, (g) to any insurers and credit risk support providers in respect of the Obligations (so long as, in each case, such Person agrees to be bound by the provisions of this Section 9.14 or substantially equivalent provisions), (h) that becomes publicly available other than in breach of this Section 9.14 or that becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower who did not acquire such information as a result of a breach of this Section 9.14, (i) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners or any similar organization), (j) on a confidential basis to any nationally recognized rating agency (x) in connection with any rating of the Borrower or (y) that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (k) to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facilities, (l) to the Equator Principles Association (or any successor thereof), (m) to any other party hereto, (n) with the consent of the Borrower, or (o) in connection with the exercise of any remedy hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; provided that, in the event a Lender receives a summons or subpoena to disclose confidential information to any party, such Lender shall, if legally permitted, endeavor to notify the Borrower thereof as soon as possible after receipt of such request, summons or subpoena and to afford the Borrower an opportunity to seek protective orders, or such other confidential treatment of such disclosed information, as the Borrower may deem reasonable. Any Person required to maintain the confidentiality of Information as provided in this Section 9.14 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything to the contrary in this Section 9.14, no Information shall be disclosed to a Disqualified Lender or a Disqualified Advisor that is a Disqualified Lender or a Disqualified Advisor, as the case may be, at the time of such disclosure without the Borrower’s prior written consent. For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority.

Section 9.15    WAIVERS OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.15.

Section 9.16    USA PATRIOT ACT. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the PATRIOT Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

Section 9.17    Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 9.18    Releases of Collateral. Each of the Lenders (including in its capacity as a potential Lender Counterparty) irrevocably authorizes the Administrative Agent to be the agent for the representative of the Lenders with respect to the Collateral and the Security Documents; provided that, the Administrative Agent shall not owe any fiduciary duty, duty of loyalty, duty of care, duty of disclosure or any other obligation whatsoever to any holder of Obligations with respect to any Secured Hedge Agreements, and the Administrative Agent agrees that:
(a)    The Administrative Agent’s Lien on any property granted to or held by the Administrative Agent under any Loan Document shall be automatically and fully released (i) upon satisfaction of the Termination Conditions, or (ii) if approved, authorized or ratified in writing in accordance with Section 9.1.
(b)    On the date that the Termination Conditions are satisfied (such date, the “Termination Date”), the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent, the Borrower and the Pledgor under the Security Documents shall terminate, all without the need to deliver any instrument or performance of any act by any Person; provided that, in connection with such satisfaction of the

Termination Conditions and the corresponding release of Collateral, the Administrative Agent hereby agrees, at the request of the Borrower, to execute a payoff letter (in substantially the form attached hereto as Exhibit H) and the other documentation contemplated by clause (c) below (all at the Borrower’s sole cost and expense).
(c)    It will promptly execute, authorize or file such documentation as may be reasonably requested by the Borrower to release, or evidence the release (in registrable form, if applicable), its Liens with respect to any Collateral as set forth in this Section 9.18; provided that, the foregoing shall be at the Borrower’s sole cost and expense.
Section 9.19    Time. Time is of the essence in all respects hereof.

Section 9.20    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.

Section 9.21    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
Section 9.22    Acknowledgement Regarding any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.
Section 9.23    Limited Recourse.
Subject to clause (b) below, each Secured Party that is a party hereto acknowledges and agrees that the obligations of the Borrower and Pledgor under this Agreement and the other Loan Documents, including with respect to the payment of the principal of or premium or penalty, if any, or interest on any Obligations, or any part thereof, or for any claim based thereon or otherwise in respect thereof or related thereto, are obligations solely of the Borrower and Pledgor (as applicable) and shall be satisfied solely from the security and assets of the Borrower and Pledgor and shall not constitute a debt or obligation of Affiliates of Borrower (other than the Pledgor), nor of any past, present or future shareholders, partners, members, directors, officers, employees, agents, attorneys or representatives of the Borrower, the Pledgor and their Affiliates (collectively (but excluding the Borrower and Pledgor), the “Non-Recourse Parties”).

(a)    Each Secured Party that is a party hereto acknowledges and agrees that, subject to clause (b) below, the Non-Recourse Parties shall not be liable for any amount payable under this Agreement or any other Loan Document, and no Secured Party shall seek a money judgment or deficiency or personal judgment against any Non-Recourse Party for payment or performance of any obligation of the Borrower or the Pledgor (as applicable) under this Agreement or the other Loan Documents.
(b)    The acknowledgments, agreements and waivers set out in this Section 9.23 shall be enforceable by any Non-Recourse Party and are a material inducement for the execution of this Agreement and the other Loan Documents by the Borrower and the Pledgor (as applicable); provided that:
(i)    the foregoing provisions of this Section 9.23 shall not constitute a waiver, release or discharge of the Borrower or Pledgor for any of the Indebtedness or Obligations of the Borrower or Pledgor under, or any terms, covenants, conditions or provisions of, this Agreement or any other Loan Document to which any of the foregoing are party, and the same shall continue until fully and paid, discharged, observed or performed;
(ii)    the foregoing provisions of this Section 9.23 shall not limit or restrict the right of any Secured Party to name the Borrower, Pledgor or any other Person as defendant in any action or suit for a judicial foreclosure or for the exercise of any other remedy under or with respect to this Agreement, any of the Security Documents or any other Loan Document to which such Person is a party, or for injunction or specific performance, so long as no judgment in the nature of a deficiency judgment shall be enforced against any Non-Recourse Party out of any property other than the property of the Borrower, Pledgor, or the Collateral;
(iii)    the foregoing provisions of this Section 9.23 shall not in any way limit, reduce, restrict or otherwise affect any right, power, privilege or remedy of the Secured Parties (or any permitted assignee or beneficiary thereof or successor thereto) with respect to, and each and every Person (including each and every Non-Recourse Party) shall remain fully liable to the extent that such Person would otherwise be liable for its own actions with respect to, any fraud, bad faith, gross negligence or willful misrepresentation, or willful misappropriation of revenues or any other earnings, rents, issues, profits or proceeds from or of the Borrower, the Pledgor, the Project or the Collateral that should or would have been paid as provided in the Loan Documents or paid or delivered to the Administrative Agent (or any assignee or beneficiary thereof or successor thereto) for any payment required under this Agreement or any other Loan Document; and
(iv)    nothing contained herein shall limit the liability of: (x) any Person who is a party to any Loan Document, the Contingent Equity Contribution Agreement or any Security Document or (y) any Person rendering a legal opinion pursuant to Section 4.1(g) of this Agreement or otherwise, in each case under this clause (iv) relating solely to such liability of such Person as may arise under such referenced agreement, instrument or opinion.
The limitations on recourse set forth in this Section 9.23 shall survive the Termination Date.
[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CP2 LNG HOLDINGS, LLC
By:	/s/ Jonathan W. Thayer
	Name:	Jonathan W. Thayer
	Title:	Chief Financial Officer

Signature Page
Credit Agreement

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH, as Administrative Agent
By:	/s/ Joe Lattanzi
	Name:	Joe Lattanzi
	Title:	Managing Director

Signature Page
Credit Agreement

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, as Lender
By:	/s/ Miguel Pena
	Name:	Miguel Pena
	Title:	Managing Director

By:	/s/ Erlantz Penalba Arce
	Name:	Erlantz Penalba Arce
	Title:	Managing Director

Signature Page
Credit Agreement

BANCO SANTANDER, S.A., NEW YORK BRANCH, as Lender
By:	/s/ Daniel Kostman
	Name:	Daniel Kostman
	Title:	Executive Director

By:	/s/ Erika Wershoven
	Name:	Erika Wershoven
	Title:	Executive Director

Signature Page
Credit Agreement

BANK OF AMERICA, N.A., as Lender
By:	/s/ Christopher Baethge
	Name:	Christopher Baethge
	Title:	Vice President

Signature Page
Credit Agreement

BARCLAYS BANK PLC, as Lender
By:	/s/ James Edmonds
	Name:	James Edmonds
	Title:	Managing Director

Signature Page
Credit Agreement

DEUTSCHE BANK AG, NEW YORK BRANCH, as Lender
By:	/s/ Jeremy Eisman
	Name:	Jeremy Eisman
	Title:	Managing Director

By:	/s/ Blake Yaralian
	Name:	Blake Yaralian
	Title:	Managing Director

Signature Page
Credit Agreement

GOLDMAN SACHS BANK USA, as Lender
By:	/s/ Robert Ehudin
	Name:	Robert Ehudin
	Title:	Authorized Signatory

Signature Page
Credit Agreement

ICBC STANDARD BANK PLC, as Lender
By:	/s/ D.L. Spurr
	Name:	D.L. Spurr
	Title:	Authorised Signatory

By:	/s/ Robert Christensen
	Name:	Robert Christensen
	Title:	Managing Director

Signature Page
Credit Agreement

ING CAPITAL LLC, as Lender
By:	/s/ Matthew Rosetti
	Name:	Matthew Rosetti
	Title:	Managing Director

By:	/s/ William James
	Name:	William James
	Title:	Managing Director

Signature Page
Credit Agreement

JPMORGAN CHASE BANK, N.A., as Lender
By:	/s/ Omar Valdez
	Name:	Omar Valdez
	Title:	Executive Director

Signature Page
Credit Agreement

MIZUHO BANK, LTD., as Lender
By:	/s/ Dominick D’Ascoli
	Name:	Dominick D’Ascoli
	Title:	Director

Signature Page
Credit Agreement

MUFG BANK, LTD., as Lender
By:	/s/ Chip Lewis
	Name:	Chip Lewis
	Title:	Managing Director

Signature Page
Credit Agreement

NATIONAL BANK OF CANADA, as Lender
By:	/s/ Jason Huang
	Name:	Jason Huang
	Title:	Authorized Signatory

By:	/s/ John Hunt
	Name:	John Hunt
	Title:	Authorized Signatory

Signature Page
Credit Agreement

REGIONS BANK, as Lender
By:	/s/ Tedrick Tarver
	Name:	Tedrick Tarver
	Title:	Director

Signature Page
Credit Agreement

ROYAL BANK OF CANADA, as Lender
By:	/s/ Don J. McKinnerney
	Name:	Don J. McKinnerney
	Title:	Authorized Signatory

Signature Page
Credit Agreement

STANDARD CHARTERED BANK, NEW YORK, as Lender
By:	/s/ Anne Andrieux
	Name:	Anne Andrieux
	Title:	Managing Director

Signature Page
Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION, as Lender
By:	/s/ Juan Kreutz
	Name:	Juan Kreutz
	Title:	Managing Director

Signature Page
Credit Agreement

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH, as Lender
By:	/s/ Joe Lattanzi
	Name:	Joe Lattanzi
	Title:	Managing Director

Signature Page
Credit Agreement

WELLS FARGO BANK, N.A., as Lender
By:	/s/ Nathan Starr
	Name:	Nathan Starr
	Title:	Managing Director

Signature Page
Credit Agreement

SCHEDULE 1.1A
Commitments

Lender	Equity Bridge Commitment	Interest Reserve Commitment	Commitment
Standard Chartered Bank, New York	$[***]	$[***]	$[***]
The Bank of Nova Scotia, Houston Branch	$[***]	$[***]	$[***]
Bank of America, N.A.	$[***]	$[***]	$[***]
Barclays Bank PLC	$[***]	$[***]	$[***]
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$[***]	$[***]	$[***]
Deutsche Bank AG, New York Branch	$[***]	$[***]	$[***]
Goldman Sachs Bank USA	$[***]	$[***]	$[***]
ING Capital LLC	$[***]	$[***]	$[***]
JPMorgan Chase Bank, N.A.	$[***]	$[***]	$[***]
Mizuho Bank, Ltd.	$[***]	$[***]	$[***]
MUFG Bank, Ltd.	$[***]	$[***]	$[***]
National Bank of Canada	$[***]	$[***]	$[***]
Royal Bank of Canada	$[***]	$[***]	$[***]
Banco Santander, S.A., New York Branch	$[***]	$[***]	$[***]
Sumitomo Mitsui Banking Corp., NY	$[***]	$[***]	$[***]
Wells Fargo Bank, N.A.	$[***]	$[***]	$[***]
ICBC Standard Bank Plc	$[***]	$[***]	$[***]
Regions Bank	$[***]	$[***]	$[***]
Total Commitments	$[***]	$[***]	$3,000,000,000.00

SCHEDULE 1.1B

Disqualified Lenders

[Omitted]

SCHEDULE 1.1C

Disqualified Advisor List

[Omitted]

0.

SCHEDULE 3.8

Ownership of Property; Liens

[Omitted]

SCHEDULE 3.17

UCC Filing Jurisdictions

[Omitted]

SCHEDULE 4.1(e)

Closing Date Lien Searches

[Omitted]

EXHIBIT A TO
CREDIT AGREEMENT
[FORM OF] COMPLIANCE CERTIFICATE
[Omitted]
A-1

EXHIBIT B-1 TO
CREDIT AGREEMENT
[FORM OF] CLOSING CERTIFICATE
[Omitted]
B-1-1

EXHIBIT B-2 TO
CREDIT AGREEMENT
[FORM OF] SECRETARY’S CERTIFICATE
[Omitted]
B-2-1

EXHIBIT C TO
CREDIT AGREEMENT
[FORM OF] ASSIGNMENT AND ACCEPTANCE AGREEMENT
[Omitted]
C-1

EXHIBIT D-1 TO
CREDIT AGREEMENT
[FORM OF] EQUITY BRIDGE LOAN NOTE
[Omitted]
D-1-1

EXHIBIT D-2 TO
CREDIT AGREEMENT
[FORM OF] INTEREST RESERVE LOAN NOTE
[Omitted]

D-2-1

EXHIBIT E-1 TO
CREDIT AGREEMENT
[FORM OF] UNITED STATES TAX COMPLIANCE CERTIFICATE
(FOR NON-U.S. LENDERS THAT ARE NOT PARTNERSHIPS
FOR U.S. FEDERAL INCOME TAX PURPOSES)
[Omitted]
E-1-1

EXHIBIT E-2
TO CREDIT AGREEMENT
[FORM OF] UNITED STATES TAX COMPLIANCE CERTIFICATE
(FOR NON-U.S. LENDERS THAT ARE PARTNERSHIPS
FOR U.S. FEDERAL INCOME TAX PURPOSES)
[Omitted]
E-2-1

EXHIBIT E-3 TO
CREDIT AGREEMENT
[FORM OF] UNITED STATES TAX COMPLIANCE CERTIFICATE
(FOR NON-U.S. PARTICIPANTS THAT ARE NOT PARTNERSHIPS
FOR U.S. FEDERAL INCOME TAX PURPOSES)
[Omitted]
E-3-1

EXHIBIT E-4 TO
CREDIT AGREEMENT
[FORM OF] UNITED STATES TAX COMPLIANCE CERTIFICATE
(FOR NON-U.S. PARTICIPANTS THAT ARE PARTNERSHIPS
FOR U.S. FEDERAL INCOME TAX PURPOSES)
[Omitted]

E-4-1

EXHIBIT F TO
CREDIT AGREEMENT
[FORM OF] SOLVENCY CERTIFICATE
[Omitted]
F-1

EXHIBIT G-1 TO
CREDIT AGREEMENT
[FORM OF] FUNDING NOTICE
[Omitted]
G-1-1

EXHIBIT G-2 TO
CREDIT AGREEMENT
[FORM OF] CONVERSION/CONTINUATION NOTICE
[Omitted]

G-2-1

EXHIBIT H TO
CREDIT AGREEMENT
[FORM OF] PAYOFF LETTER

[Omitted]
H-1

EXHIBIT I TO
CREDIT AGREEMENT
[FORM OF] VGPL CERTIFICATE
[Omitted]
I-1